UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
_______________________________

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Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ENTERA BIO LTD.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

August 15, 2023

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Entera Bio Ltd., a company formed under the laws of the State of Israel (“we,” “Entera,” or the “Company”), will be held on September 13, 2023 at 08:00 AM Eastern Time, at our offices located at Kirvat Hadassah, Minray Building – Fifth Floor, Jerusalem Israel 9112002, for the following Agenda Items:

1.	To elect each of the following nominees to serve as Class III directors of the Company until the Company’s annual general meeting of Shareholders to be held in 2026:

(a)	Mr. Gerald Lieberman;
(b)	Mr. Gerald Ostrov; and
(c)	Mr. Sean Ellis;

2.	To ratify and approve the revised compensation terms, as described in the accompanying proxy statement, for Ms. Miranda Toledano, our Chief Executive Officer and a Director;

3.	To ratify and approve a one-time grant of compensation to Ms. Haya Taitel, a Director;

4.
To authorize the Board of Directors of the Company (the “Board”) to, if the Board deems it necessary in order to comply with the continued listing requirements of the Nasdaq Stock Market (“Nasdaq”), approve an amendment to the Articles of Association of the Company to effect a reverse share split (the “Reverse Share Split”) with respect to the Ordinary Shares of the Company, par value ILS 0.0000769 per share (the “Ordinary Shares”), at any time prior to September 13, 2024, at a ratio within a range between five (5) pre-reverse-split shares for one (1) post-reverse-split share and eleven (11) pre-reverse-split shares for one (1) post-reverse-split share (the “Range”), with the ratio at which the Reverse Share Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of the Board and included in a public announcement by the Company before the effectiveness of the Reverse Share Split.

5.
To ratify and approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023, and authorize the Company’s board of directors (the “Board”) (or the Audit Committee, if authorized by the Board) to determine the compensation of the auditors in accordance with the volume and nature of their services; and

6.	To consider any other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

 Entera Bio Ltd. | 2023 Annual Meeting Proxy Statement

In addition, our shareholders will be requested to consider at the Annual Meeting our audited consolidated financial statements for the fiscal year ended December 31, 2022. No vote is required regarding this item.

The foregoing proposals are described more fully in the enclosed proxy statement, which we urge you to read in its entirety.

Only holders of record of our Ordinary Shares at the close of business on Friday, August 4, 2023 are entitled to notice of and to attend and vote at the Annual Meeting and any adjournments thereof. The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders’ approval in the accompanying proxy statement.

Whether or not you expect to be present at the meeting, please vote using the Internet, or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Shareholders of record, who do not expect to attend the Annual Meeting in person, are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our CFO. You may also vote your shares through the internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code, located on the proxy card, with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. Eastern Time on September 12, 2023. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the Annual Meeting (that is, by 04:00 a.m. (Eastern time), Wednesday, September 13, 2023) to be validly included in the tally of Ordinary Shares voted at the Annual Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you are the record holder of your Ordinary Shares, you can also authorize the voting of your shares over the internet by following the instructions provided above or in the proxy statement. Ordinary Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

A Notice of Internet Availability of Proxy Materials, this proxy statement, including the form of proxy and our 2022 Annual Report (as defined in the proxy statement) are first being made available to shareholders on or about August 15, 2023.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Gerald Lieberman
Gerald Lieberman
Chairman of the Board

 Entera Bio Ltd. | 2023 Annual Meeting Proxy Statement

- i -

Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
PROXY STATEMENT

Proxy Statement for Annual Meeting of Shareholders

You are receiving this proxy statement and the enclosed proxy card because you owned ordinary shares, par value ILS 0.0000769 per share (the “Ordinary Shares”), of Entera Bio Ltd. (referred to as the “Company,” “Entera,” “we,” “us,” or “our”), as of the close of business on Friday August 4, 2023 (the “Record Date”), which entitles you to attend and vote at the Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s board of directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on September 13, 2023

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) are available online at http://www.astproxyportal.com/ast/22270.

Date, Time and Place of the Annual Meeting

We will hold the Annual Meeting on Wednesday September 13, 2023, at 8:00 AM Eastern Time at Kirvat Hadassah, Minray Building – Fifth Floor, Jerusalem Israel 9112002.

INFORMATION ABOUT OUR ANNUAL MEETING

Q:     Who may vote at the Annual Meeting?

A:     You may vote all of the Ordinary Shares that you owned at the close of business the Record Date, which is Friday, August 4, 2023. On the Record Date, there were 28,813,952 Ordinary Shares outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each Ordinary Share held by you as of the Record Date on all matters presented at the Annual Meeting for shareholders’ approval.

You do not need to attend the Annual Meeting to vote your Ordinary Shares. Ordinary Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. See “How do I vote?” below.

Q:     What constitutes a quorum, and why is a quorum required?

A:     A quorum is required to conduct business at the Annual Meeting.  Pursuant to our Amended and Restated Articles of Association (“Articles”), the presence, in person or by proxy, of at least two shareholders who hold in the aggregate at least 25% of the voting power of our issued and outstanding shares constitutes a quorum. A proxy may be deemed to be two (2) or more shareholders pursuant to the number of shareholders it represents. Under applicable Nasdaq rules, however, a quorum must consist of not less than an aggregate of 33 1/3 % of the voting power of our issued and outstanding shares.  Therefore, notwithstanding the lower percentage set forth in our Articles, we will require the greater percentage mandated by Nasdaq in order to determine the presence of a quorum.  If a quorum is not present within half an hour following the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned to the same day in the next week (at the same time and place), or to a later time and date if so specified in the notice of the meeting, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the meeting will be adjourned to the first Business Day afterwards. If at such adjourned meeting a quorum as specified above is not present within half an hour from the time designated for holding the meeting, subject to certain exceptions, any two shareholders present in person or by proxy shall constitute a quorum.

Q:     What is the difference between a shareholder of record and a beneficial owner?

A:     If your Ordinary Shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are the “shareholder of record” with respect to those Ordinary Shares. If your Ordinary Shares are held by a brokerage firm, bank, trustee or other agent (a “nominee”), then you are the “beneficial owner” of Ordinary Shares held in “street name.”  If you hold your Ordinary Shares through a nominee, then this proxy statement, the Notice of Annual Meeting, the accompanying proxy and the 2022 Annual Report have been forwarded to you by that nominee who is considered, with respect to those Ordinary Shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your Ordinary Shares by following the instructions provided by your nominee for voting.

If you hold Ordinary Shares through a nominee, it is critical that you instruct the nominee how to vote your Ordinary Shares if you want your Ordinary Shares to be voted.  See “What if I am a beneficial shareholder and I do not give the nominee voting instructions?” below.

Q:     How do I vote?

A:     If you are a shareholder of record, you may vote:

•        via Internet;

•        by mail; or

•        in person at the meeting.

Shareholders of record, who do not expect to attend the meeting in person, are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our Chief Financial Officer. You may also vote your shares through the internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code, located on the proxy card, with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. EST the day before the meeting. Your Internet delivery authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the meeting (that is, by 04:00 a.m. (Eastern time), Wednesday, September 13, 2023) to be validly included in the tally of Ordinary Shares voted at the Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you hold Ordinary Shares through a nominee, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

If you provide specific instructions (by marking a box) with regard to the proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form, the persons named as proxies will vote in their discretion on any other matters that properly come before the Annual Meeting and are not included in the proposals set forth above under “Agenda Items.”  Please also see “What if I sign and return my proxy without making any selections?” below.

Q:     What am I voting on and what are the Board’s recommendations?

A:     At the Annual Meeting you will be asked to vote on the following five proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.
To elect each of the following nominees to serve as Class III directors of the Company until the Company’s annual general meeting of Shareholders to be held in 2026:

(a)          Mr. Gerald Lieberman;

(b)          Mr. Gerald Ostrov; and

(c)          Mr. Sean Ellis;

FOR FOR FOR
2.	To ratify and approve the revised compensation terms for Ms. Miranda Toledano, our Chief Executive Officer and a Director;	FOR
3.	To ratify and approve a one-time grant of compensation to Ms. Haya Taitel, a Director.	FOR

4
To authorize the Board to, if the Board deems it necessary in order to comply with the continued listing requirements of the Nasdaq Stock Market (“Nasdaq”), approve an amendment to the Articles to effect a reverse share split (the “Reverse Share Split”) with respect to the Ordinary Shares at any time prior to September 13, 2024, at a ratio within a range between five (5) pre-reverse-split shares for one (1) post-reverse-split share and eleven (11) pre-reverse-split shares for one (1) post-reverse-split share (the “Range”), with the ratio at which the Reverse Share Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of the Board and included in a public announcement by the Company before the effectiveness of the Reverse Share Split.

FOR
5
To ratify and approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023, and authorize the Board, (or the Audit Committee, if authorized by the Board) to determine the compensation of the auditors in accordance with the volume and nature of their services.
FOR

In addition, we will review and discuss our consolidated financial statements for the fiscal year ended December 31, 2022. We will also consider other business that properly comes before the Annual Meeting in accordance with the Israeli Companies Law, 1999 and the regulations promulgated thereunder (together, the “Companies Law”) and our Articles.

Q:     What happens if additional matters are presented at the Annual Meeting?

A:     Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as attorneys-in-fact, agents and proxy holders, Miranda Toledano and Dana Yaacov Garbeli, will have the discretion to vote your Ordinary Shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with the Companies Law and our Articles.

Q:     What if I abstain on a proposal?

A:     If you sign and return your proxy marked “abstain” on any proposal, your Ordinary Shares will not be voted on that proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. However, your Ordinary Shares will be counted for purposes of determining whether a quorum is present.

Q:     What if I sign and return my proxy without making any selections?

A:     If you sign and return your proxy without making any selections, your Ordinary Shares will be voted “FOR” Proposals 1-5 described in this proxy statement. If other matters properly come before the Annual Meeting, Miranda Toledano and Dana Yaacov Garbeli will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

Q:     What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:     If you are a beneficial shareholder and your Ordinary Shares are held in the name of a nominee, the nominee is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Nominees have the authority to vote shares for which their customers do not provide voting instructions if the matter is a “routine” matter. Only Proposals Four and Five, approval of the Reverse Share Split and ratification and approval of the re-appointment of our independent registered public accountants, respectively, are considered routine matters. As a result, your nominee is not permitted to exercise discretion and vote your Ordinary Shares for or against any of the other proposals described in this proxy statement. A “broker non-vote” occurs when a nominee who holds shares for a beneficial owner submits a proxy but does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum but are not counted as votes cast for or against any matter with respect to a matter on which the nominee has not voted.

Q:     Can I change my vote or revoke my proxy after I have delivered my proxy?

A:     Yes, you may change your vote or revoke your proxy prior to the Annual Meeting. If you are a shareholder of record, you may change your vote by delivering to our Chief Financial Officer, at the address set forth under “Where to Obtain Additional Information”, a written notice of revocation or a duly executed proxy bearing a later date (but not less than 24 hours before the Annual Meeting) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a vote. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:     Who can attend the Annual Meeting?

A:     Only shareholders of record as of the Record Date and our invited guests are invited to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Ordinary Shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the Ordinary Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

Q:     If I plan to attend the Annual Meeting, should I still vote by proxy?

A:     Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the Annual Meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:     How many votes are required for approval of each of the proposals?

A:     Each of Proposals One, Two, Three, Four, and Five requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy at the Annual Meeting, meaning that more votes must be cast “for” than “against” a given proposal. Abstentions and broker non-votes have no effect on the outcome of any proposal. Under the Companies Law, Proposals Two and Three require, in addition to the simple majority vote described above, that either: (i) the Ordinary Shares voting in favor of the proposal include at least a majority of the shareholders who are neither controlling shareholders of the Company nor do they have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company and do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in the Company. We refer to this threshold in this proxy statement as a “Special Majority.”

We are not aware of any shareholders that would be deemed to be a controlling shareholder of our Company as of the date hereof for purposes of Proposals Two and Three.

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an “Office Holder” (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO). Additionally, under the Companies Law, a shareholder is considered a controlling shareholder (for the purposes of calculating votes in respect of matters involving a personal interest) if the shareholder holds 25% or more of the voting rights in a company (where no other shareholder holds a greater number of voting rights) and/or is otherwise a controlling shareholder as described above.

Under the Companies Law, a “personal interest” of a shareholder in an act or transaction of a company includes: (i) a personal benefit, gain or other interest of (a) the shareholder, (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

The Companies Law requires that each shareholder voting on Proposals Two and Three indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the approval of the proposal. The enclosed proxy card includes a box you can mark to confirm that you are not a “controlling shareholder” or do not have a personal interest in the matter. If you do not mark this box, your vote will not be counted.

We may no longer assume that a shareholder who signs and returns a proxy card without a specific indication as to the lack of personal interest of such shareholder has no personal interest with respect to Proposals Two and Three. If you believe that you, or a related party of yours, is a controlling shareholder or possesses a personal interest and you wish to participate in the vote on Proposals Two and Three, you should not indicate in the appropriate box that there exists no personal interest on the enclosed proxy card. If you hold your shares in “street name” (meaning your shares are held through a bank, broker or other nominee) and you believe that you possess a personal interest in the approval of either proposal, you may also contact the representative managing your account, who could then contact us on your behalf.

Q:     Where can I find voting results of the Annual Meeting?

A:     We will announce at the Annual Meeting the results for the proposals voted upon, and we will publish final detailed voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q.     Where can I find additional copies of this proxy statement?

A:     Copies of this proxy statement are available on our website at https://investors.enterabio.com/, under the Investors – SEC Filings tab, at www.voteproxy.com and on the SEC website, www.sec.gov.

Q:     Where can I find more information?

A:     Our website is located at www.enterabio.com. We make available, free of charge, on our investor relations section under the heading “SEC Filings” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is included in this report only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this report.

Q:     What are the implications of the Company being an emerging growth company and a smaller reporting company?

A:     We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act. As an emerging growth company and a smaller reporting company, we provide in this proxy statement the scaled disclosure permitted under the JOBS Act and otherwise as applicable to smaller reporting companies.

DIRECTORS AND EXECUTIVE OFFICERS

According to our Articles, the number of members of our Board must be at least three and cannot be more than ten. Our Board is divided into three classes, with staggered three-year terms with one director class coming up for election each year. The Class I directors have terms expiring at our annual meeting of shareholders in 2024. The Class II directors have terms expiring at our annual meeting of shareholders in 2025. Our Class III directors have terms expiring at this Annual Meeting. Three directors have been nominated for reelection to Class III at the Annual Meeting for a three-year term expiring in 2026.

The names of our directors, executive officers and director nominees and their respective ages, positions and biographies are set forth below.

Name	Age	Position
Executive Officers
Miranda Toledano (5)	46	Chief Executive Officer and Director
Dana Yaacov-Garbeli	39	Chief Financial Officer
Dr. Hillel Galitzer	44	Chief Operating Officer
Dr. Arthur Santora	72	Chief Medical Officer

Non-Employee Directors
Dr. Roger J. Garceau (5)	69	Director, Chairman of the Scientific Advisory Committee
Ron Mayron(1) (2)	60	Director, Chairman of the Compensation Committee
Yonatan Malca (1) (2) (3) (4) (5)	57	Director, Chairman of the Corporate Governance and Nomination Committee
Haya Taitel(1) (5)	60	Director

Non-Employee Director Nominees
Gerald Lieberman(1)	76	Director, Chairman of the Board of Directors
Gerald M. Ostrov(1) (2) (3)	73	Director, Chairman of the Audit Committee
Sean Ellis(1) (3) (4)	48	Director

(1) Each non-employee director is independent in accordance with SEC regulations and Nasdaq rules requirements applicable to us.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) Member of the Nominating and Corporate Governance Committee.
(5) Member of the Scientific Advisory Committee.

Each Board nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Executive Officers

Miranda Toledano has served as the Company's Chief Executive Officer, or CEO, since July 2022. Prior to her appointment as CEO, Ms. Toledano served as the Company’s Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy since May 2022. Ms. Toledano has over 20 years of C-level leadership, principal investment and Wall Street/capital market experience in the biotech sector. Ms. Toledano has served as a member of our Board of Directors (the “Board”) since 2018, and as Member of the Scientific Advisory Committee since February 2022. Previously, Miranda served as Chief Operating Officer, Chief Financial Officer, and Director of TRIGR Therapeutics, an oncology focused, clinical stage bispecific antibody company, from August 2018 until its acquisition by Compass Therapeutics (Nasdaq: CMPX) in June 2021. At TRIGR, Miranda oversaw the clinical development of lead asset TR009 (now CTX-009) and led strategic execution, including a $117 million China License Transaction and acquisition by CMPX. Previously, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co. (acquired by B. Riley FBR & Co.), where she completed biotech equity financings (IPOs, ATMs, and follow-ons) totaling over $4 billion in aggregate value. Earlier in her career, Ms. Toledano served as vice president in the investment group of Royalty Pharma (Nasdaq: RPRX) from 2004 to 2010. Ms. Toledano is also a member of the board of directors of Journey Medical (Nasdaq: DERM) and NEXGEL (Nasdaq: NXGL). Ms. Toledano holds a B.A. in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

Dana Yaacov-Garbeli has served as our Chief Financial Officer since July 2022. Prior that, Ms. Yaacov-Garbeli served as our Israel-based Chief Financial Officer from June 2019 through July 2022. Ms. Yaacov-Garbeli has over 15 years of chief finance and accounting experience. She previously served as Senior Manager at PwC Israel overseeing audits of public and private companies. She has significant experience in financial planning, operations management, external and internal audit for public multinational companies under US GAAP, IFRS and PCAOB standards. Ms. Yaacov-Garbeli is also a partner at A2Z-Finance, a company that provides financial and accounting services. Ms. Yaacov-Garbeli holds a B.A in accounting and business management and an MBA in financial management from The College of Management and Academic studies. Ms. Yaacov-Garbeli is a Certified Public Accountant in Israel.

Dr. Hillel Galitzer has served as our Chief Operating Officer since February 2014, prior to which he served as our Director of Scientific Development from July 2012. Dr. Galitzer has more than ten years of experience in medical research and molecular biology. Between August 2010 and February 2014, Dr. Galitzer was an analyst and the chief operating officer for Hadasit Bio Holdings Ltd., a publicly traded company on the Tel Aviv Stock Exchange (TASE: HDST) and OTC markets. He is the co-founder and former chief operating officer of Optivasive Inc. He has written numerous publications in peer-reviewed journals and has lectured and presented in international conferences and universities. Dr. Galitzer received his Ph.D. from the Hebrew University Medical School in Jerusalem, where he was mentored by two world renowned researchers in the areas of parathyroid hormone and calcium regulation, his M.B.A. from Bar Ilan University in Israel and his B.Med.Sc. from the Hebrew University Medical School in Jerusalem.

Dr. Arthur Santora has served as our Chief Medical Officer since September 2018. Dr. Santora has more than 30 years of experience in the biopharmaceutical industry. He spent the majority of his career in the clinical research team at Merck & Co., Inc., from June 1989 to March 2017, where he was the lead clinical research physician responsible for much of the clinical development of Fosamax® (alendronate sodium), one of the world’s most prescribed osteoporosis treatments. He was closely involved in the clinical development of Merck’s once-weekly Fosamax Plus D (alendronate sodium/ vitamin D3 combination tablets), the first drug/vitamin combination tablet in the US. His position at Merck immediately prior to his termination of services in 2017 was Scientific Associate Vice President of Clinical Research, where he was directly responsible for the technical and scientific support for all clinical research of Fosamax/Fosamax plus D and contributed to the development of many other osteoporosis and endocrine marketed and investigational drugs. Prior to joining Merck, he served as a Medical Officer at the US FDA and subsequently was a faculty member at Wayne State University Medical School in Detroit. Dr. Santora is a Clinical Associate Professor at the clinical faculty of Rutgers Robert Wood Johnson Medical School in New Brunswick, New Jersey. He has graduate training in Internal Medicine at Emory, and its Endocrinology and Metabolism subspecialty at the NIH in Bethesda. Dr. Santora received his M.D. and Ph.D. in biochemistry from Emory University in Atlanta.

Non-Employee Directors

Dr. Roger J. Garceau has served as a member of our Board since March 2016, and he served as our interim CEO From August 2020 to January 4, 2021. Dr. Garceau served also served as our Chief Development Advisor from December 2016 to December 2021 (excluding the period he served as our interim CEO). Dr. Garceau has more than 30 years of broad pharmaceutical industry experience. He has been a director of Enterome SA since December 2016, and a director of ArTara Therapeutics since January 2019. Prior to joining Entera, Dr. Garceau served as Chief Medical Officer and Executive Vice President of NPS Pharmaceuticals, Inc. from December 2008 and January 2013 respectively, until February 2015, when NPS Pharmaceuticals, Inc., then traded on Nasdaq, was acquired by Shire plc. (NASDAQ: SHPG). Previously, Dr. Garceau served in several managerial positions with Sanofi-Aventis (NYSE: SNY) from 2002 until 2008, and Pharmacia Corporation from 1986 until 2002. Dr. Garceau is a board-certified pediatrician and is a Fellow of the American Academy of Pediatrics. Dr. Garceau holds a B.S. in Biology from Fairfield University in Fairfield, Connecticut and an M.D. from the University of Massachusetts Medical School. Our Board believes that Dr. Garceau is qualified to serve as director based upon his experience with the Company and his years of experience working with healthcare and pharmaceutical companies.

Ron Mayron has served as a member of our Board since April 2021 and is a global healthcare specialist who serves on the boards of numerous public and privately-held pharma and medical device companies in Israel, including DNA BioMedical Solutions, Innocan Pharma, and IceCure Medical. His prior executive experience includes several leadership positions culminating in CEO of Teva Israel & Africa from 2009 until 2013 and CEO of S.L.E from 1999 and until 2007. His expertise within healthcare includes M&A, integration and implementation, global business development, global operations, and supply chain management. He earned a B.Sc. from Ben-Gurion University, and an MBA from the University of Tel Aviv, and attended several programs at Insead University Fontainebleu, France and the Massachusetts Institute of Technology, Boston. Our Board believes that Mr. Mayron is qualified to serve as a director based upon his pharmaceutical industry experience in multiple capacities from operations to chief executive positions as well as his experience on multiple boards of pharmaceutical and medical device companies in Israel.

Yonatan Malca has served as a member of our Board since 2011. Mr. Malca currently serves as a Chief Executive Officer and director of NanoGohst Ltd. Since 2010 until 2021, he served as a Chief Executive Officer and director of D.N.A Biomedical Mr. Malca also serves as a director of Nextgen-Biomed LTD. (TASE: NXGN) and Jungo Connectivity Ltd. (TASE: JNGO), each of which is an Israeli public company. Mr. Malca holds a B.A. in Economics and Statistics from Bar-Ilan University and an M.A. in Economics and Finance from Bar Ilan University, Israel. Our Board believes that Mr. Malca is qualified to serve as a director based upon his pharmaceutical industry experience as an executive as well as his experience on boards of multiple pharmaceutical companies.

Haya Taitel has over 30 years of global C-level biopharma commercial and strategic executive experience.  Ms. Taitel currently serves as the Head of Sanofi’s Global Transplant Franchise where she is responsible for increasing franchise growth and profitability. Prior to her role at Sanofi, Ms. Taitel served as the Chief Commercial Officer of Kadmon Pharmaceuticals, LLC, where she contributed to the launch of Rezurock®, from 2013 until the company was acquired by Sanofi for $1.9 billion in November 2021. Ms. Taitel also led Kadmon Board’s Executive Commercial Committee. Beginning in 1997, Ms. Taitel had held various commercial leadership positions of increasing seniority at Johnson and Johnson in multiple therapeutic areas, including oncology, immunology, neurology and women’s healthcare. Ms. Taitel holds a Master of Science, Pharmacology, (PharmD equivalence) from Temple University and a Bachelor of Science, Pharmacy and Biology from the Hebrew University School of Pharmacy in Jerusalem, Israel. Our Board believes that Ms. Taitel is qualified to serve as a director based upon her extensive biopharmaceutical industry experience and specific commercial domain expertise in women’s health.

Non-Employee Director Nominees

Gerald Lieberman Mr. Lieberman has served as a member of our Board since April 2014 and became our Chairman in July 2019. Mr. Lieberman is also a member of the board of directors of Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA), a global leader in pharmaceuticals and the world’s largest generic drug developer and manufacturer, where he chairs the Audit Committee and serves on both the Human Resources and Compensation Committee and the Finance Committee. He also serves as Chairman of the Board of Directors of DosenRx, Ltd., a Digital health company that has developed a personalized, patient-controlled device for delivering medication. He is also currently a special advisor at Reverence Capital Partners, a private investment firm focused on the middle-market financial services industry. From 2000 to 2009, Mr. Lieberman was an executive at Alliance Bernstein L.P., where he served as President and Chief Operating Officer from 2004 to 2009, as Chief Operating Officer from 2003 to 2004 and as Executive Vice President, Finance and Operations from 2000 to 2003. From 1998 to 2000, he served as Senior Vice President, Finance and Administration at Sanford C. Bernstein & Co., Inc., until it was acquired by Alliance Capital in 2000, forming Alliance Bernstein L.P. Prior to that, he served in various executive positions at Fidelity Investments and at Citicorp. Prior to joining Citicorp he was a certified public accountant with Arthur Andersen. He previously served on the board of directors of Forest Laboratories, LLC from 2011 to 2014, Computershare Ltd. from 2010 to 2012 and Alliance Bernstein L.P. from 2004 to 2009. Mr. Lieberman received a B.S. Beta Gamma Sigma with honors in business from the University of Connecticut. Our Board believes that Mr. Lieberman is qualified to serve as director based upon his experience on boards of other pharmaceutical companies and his years of experience working with healthcare and pharmaceutical companies.

Gerald M. Ostrov has served as a member of our Board since January 2019. Mr. Ostrov consults and invests in new technologies in the medical device and consumer products fields. Mr. Ostrov currently serves on the board of directors of several privately held companies, including Mother’s Choice, a natural products company working with industry giants, Addon Optics, an innovative technology company, and Nuvo Group Ltd., a developer of next generation baby and mother health monitoring for both hospital and home use. From 2008 to 2010, he served as Chairman and CEO of Bausch & Lomb. There Mr. Ostrov led the stabilization, streamlining and pipeline building of Bausch & Lomb following its going-private transaction. From 1998 until 2006, Mr. Ostrov very successfully served as Company Group Chairman for Johnson & Johnson’s Worldwide Vision Care businesses. From 1991 to 1998, Mr. Ostrov worked for Johnson & Johnson and quickly rose to serve as Company Group Chairman of the Consumer and Personal Care businesses in North America. From 1982 to 1991, he served as President of CIBA Consumer Pharmaceuticals Company. From 1976 to 1982, he worked for the Health Care Division of Johnson & Johnson. From 1973 to 1976, Mr. Ostrov worked at Procter & Gamble. Mr. Ostrov holds a B.S. from Cornell and an M.B.A. from Harvard. Our Board believes that Mr. Ostrov is qualified to serve as a director based upon his years as an investor in healthcare related companies.

Sean Ellis has served as a member of our Board since June 2019. Mr. Ellis brings extensive knowledge of both life science industries and the U.S. financial markets, with a longstanding history in asset management. Mr. Ellis is a fund manager of Centillion Fund, a venture capital fund dedicated to Israeli investments, with a primary focus on investments in the biotech and healthcare industries. Centillion is one of Entera Bio’s earliest investors and largest shareholders. He holds a BA from New York University and MBA from Columbia University. Our Board believes that Mr. Ellis is qualified to serve as a director based upon his years as an investor in healthcare related companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE

Corporate Governance Practices

We are incorporated under the laws of the State of Israel and therefore are subject to corporate governance practices under the Companies Law, relating to various matters, including financial experts, our Audit Committee, our Compensation Committee and our internal auditor. These matters are in addition to the requirements of Nasdaq and other applicable U.S. rules and securities laws.

Fiduciary Duties and Approval of Related Party Transactions

Fiduciary Duties of Directors and Officers

The Companies Law imposes a duty of care and a duty of loyalty on all directors and officers of a company. The duty of care requires a director or officer to act with the level of care with which a reasonable director or officer in the same position would have acted under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, under the circumstances, to obtain information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position and other important information pertaining to such action. The duty of loyalty requires the director or officer to act in good faith and for the benefit of the company. The duty of loyalty includes a duty to:

•	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

•	refrain from any activity that is competitive with the company;

•	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

•	disclose to the company any information or documents relating to the company’s affairs which the Office Holder received as a result of his or her position as an Office Holder.

Disclosure of Personal Interests and Approval of Related Party Transactions

The Companies Law requires that an Office Holder promptly disclose to the board of directors any personal interest that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the company. An interested Office Holder’s disclosure must be made promptly and, in any event, no later than the first meeting of the board of directors at which the transaction is considered. Pursuant to the Companies Law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Under the Companies Law, a related party transaction may be approved only if it is for the benefit of the company, and the type of approval depends upon whether the transaction is an “Extraordinary Transaction”.

Under the Companies Law, an Extraordinary Transaction is defined as any of the following:

•	a transaction other than in the ordinary course of business;

•	a transaction that is not on market terms; or

•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

A transaction that is not an Extraordinary Transaction in which a director or officer has a personal interest requires the approval of the board of directors, unless the Articles of the company provide otherwise. If the transaction is an Extraordinary Transaction, it must be approved by the Audit Committee and the board of directors, and, under certain circumstances, by the shareholders of the company, as well. An Extraordinary Transaction is a transaction other than in the ordinary course of business, other than on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities.

Extraordinary Transactions in which a controlling shareholder has a personal interest require the approval of the Audit Committee (or, in the case of compensation, indemnification or insurance of a controlling shareholder, the Compensation Committee), the board of directors and the shareholders of the company. The shareholder approval requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” a given proposal, and abstentions and broker non-votes have no effect on the outcome of any proposal.  In addition to the simple majority vote described above, shareholder approval for such transactions requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company. To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years and under certain conditions, five years from a company’s initial public offering, approval is required at the end of such period unless, with respect to certain transactions, the Audit Committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

The Companies Law generally prohibits any director who has a personal interest in an Extraordinary Transaction from being present for the discussion and voting pertaining to such transaction in the Audit Committee or board of directors, except in circumstances where the majority of the board of directors or the Audit Committee has a personal interest in the transaction, in which case such transaction also requires shareholder approval.

Pursuant to regulations promulgated under the Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors or other Office Holders, that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval under certain conditions.

Approval of Director and Officer Compensation

The Companies Law requires that an Israeli company whose shares are publicly listed, such ours, maintain a compensation policy regarding the terms of office and employment of its directors, executive officers (including the CEO), and any other manager who reports to the CEO. The compensation policy is required to be approved (i) by the Board upon recommendation of the Compensation Committee and (ii) by the Company’s shareholders, at least once every three years.

The compensation policy must generally serve as the basis for decisions concerning the financial terms of employment or engagement of Office Holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must be based on certain considerations, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for Office Holders considering, inter alia, the company’s risk management policy. It must also consider, among other things, the size and the nature of its operations, and in respect of variable compensation, the contribution of an Office Holder towards the company’s achievement of its objectives and the maximization of its profits, with a long-term view and in accordance with the Office Holder's position.

The compensation policy must furthermore relate to additional matters, as follows: (a) the education, skills, expertise and accomplishments of the relevant Office Holder; (b) the Office Holder’s position and responsibilities and prior compensation agreements with him or her; (c) the ratio between the cost of the Office Holder's terms of office and employment and the average cost of employment of other employees of the company, including those employed through manpower companies, and specifically, their average and median compensation, and the impact of disparities in salary (cost of terms/employment) upon work relationships in the company; (e) as to variable components, the possibility of reducing variable compensation at the discretion of the Board and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the Office Holder, the terms of his or her office during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following matters: (a) as to variable components, (i) basing variable components of the Board members and CEO's compensation on long-term performance and measurable criteria (with the exception that a non-material portion of such variable components or all such components, if equal no more than 3 monthly salaries per year for the CEO, may be based on non-measurable criteria, taking into consideration the contribution of the Office Holder to the company); (ii) the ratio between variable and fixed compensation, and the cap for the value of variable compensation, as to non-cash variable equity-based compensation, cap for their value at time of their grant; (b) the conditions under which an Office Holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (c) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (d) maximum limits for severance.

Following the recommendation of our Compensation Committee, the compensation policy must be approved by our Board and shareholders. The shareholder approval requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” a given proposal, and abstentions and broker non-votes have no effect on the outcome of any proposal.  In addition to the simple majority vote described above, the Companies Law requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company. Even if shareholders do not approve the compensation policy, the Board may resolve to approve the compensation policy, subject to certain conditions. We adopted a compensation policy on September 27, 2018. On August 23, 2021 after review and recommendation of the Compensation Committee, the Board approved an amendment to the compensation policy, and on October 4, 2021, the Company’s shareholders approved such amendment at the Company’s 2021 annual meeting of shareholders.

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power as a shareholder in the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•	an amendment to the company’s Articles;

•	an increase of the company’s authorized share capital;

•	a merger; or

•	the approval of related party transactions and acts of Office Holders that require shareholder approval.

A shareholder also has a general duty to refrain from discriminating against other shareholders.

In addition, certain shareholders have a duty of fairness toward the company. These shareholders include a controlling shareholder, a shareholder who knows that he or she has the power to determine the outcome of a shareholder vote, and a shareholder who has the power to appoint or to prevent the appointment of an Office Holder of the company or other power towards the company. The Companies Law does not define the substance of the duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

Anti-Takeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Currently there are no preferred shares authorized under our Articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to offer to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the controlling shareholders of the purchaser and holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, the purchaser or any person or entity controlling it at the time of the offer or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the shares held by the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all Extraordinary Transactions with controlling shareholders, as described above.

If the transaction would have been approved by the shareholders of a merging company if it weren’t for the need for separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Overall Role of the Board and Board Leadership Structure

Under the Companies Law, our Board is responsible for setting our general policies and supervising the performance of management. Our Board may exercise all powers and may take all actions that are not specifically granted by the Companies Law or our Articles to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our Board. Our chief executive officer is appointed by, and serves at the discretion of, our Board, subject to the terms of the employment agreement that we have entered into with her. All other executive officers are also appointed by our Board and are subject to the terms of their respective employment agreements, if any.

Our Board currently consists of eight directors. According to our Articles, the number of members of our Board must be at least three and cannot be more than ten. Our Board is divided into three classes, with staggered three-year terms with one director class coming up for election each year. The Class I directors were elected to serve until our annual meeting of shareholders in 2024. The Class II directors were elected to serve until our annual meeting of shareholders in 2025. The Class III directors have terms expiring at the Annual Meeting. The members of the classes as of the date hereof are as follows:

•	the Class I directors are Miranda Toledano, Roger Garceau and Ron Mayron;

•	the Class II directors are Yonatan Malca and Haya Taitel; and

•	the Class III directors are Gerald Lieberman, Gerald M. Ostrov and Sean Ellis.

At each annual meeting of shareholders, directors will be elected to succeed the class of directors whose term has expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of shareholders will be necessary for shareholders to effect a change in a majority of the members of the Board.

Under the Companies Law and our Articles, nominees for directors may also be proposed by any shareholder holding at least one percent (1%) of our outstanding voting power. However, any such shareholder may propose a nominee only if a written notice of such shareholder’s intent to propose a nominee has been given to our Chief Executive Officer.  Subject to any requirements under the Companies Law, to be considered timely and thereby be added to such agenda, such a request must be delivered, either in person or by certified mail, postage prepaid, and received at the Company's offices, (i) in the case of  an annual meeting, no less than sixty (60) days nor more than one-hundred twenty (120) days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the proposing shareholder, in order to be timely, must be received no earlier than the close of business one-hundred twenty (120) days prior to such annual meeting and no later than the close of business on the later of ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a Company meeting of shareholders that is an extraordinary meeting, no earlier than one-hundred twenty (120) days prior to such extraordinary meeting and no later than the close of business on the later of sixty (60) days prior to such extraordinary meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, subject to applicable law. Any such notice must include certain information, including, among other things, a description of all arrangements between the nominating shareholder and the proposed director nominee and any other person pursuant to which the nomination is to be made by the nominating shareholder, the consent of the proposed director nominee to serve as our director if elected and a declaration signed by the nominee declaring that there is no limitation under the Companies Law preventing his or her election, and that all of the information that is required under the Companies Law to be provided to us in connection with such election has been provided.

Our Board is also authorized to appoint directors in order to fill vacancies, including filling empty board seats if the number of directors is below the maximum number permitted under our Articles. Each of our directors will serve from the date of election or appointment until the next annual meeting of shareholders for which such director’s class is due for reelection. The approval of at least a majority of the voting power in the Company is generally required to remove any of our directors from office (other than external directors, then in office).

Under the Companies Law, our Board must also determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is one. Our Board has determined that Mr. Gerald Lieberman and Mr. Gerald M. Ostrov each have financial and accounting expertise as defined in the regulations promulgated under the Companies Law.

Other than with respect to our directors that are also executive officers or employees, there are no arrangements or understandings between us, on the one hand, and any of our directors, on the other hand, providing for benefits upon termination of their service as directors of our Company. For information with respect to compensation arrangements with our directors that are also executive officers or employees, see the sections entitled “Executive Compensation” and “Certain Relationships and Related Party Transactions” included in this proxy statement.

Alternate Directors

Our Articles provide that, as permitted under the Companies Law, any director may appoint another person, who is qualified to be appointed as a director and who is not a director or an alternate director, to serve as his or her alternate director, subject to the approval of a majority of the members of the Board, excluding such director. The term of an alternate director could be terminated at any time by the appointing director or our Board and would terminate under circumstances in which, according to our Articles, the term of any director shall terminate or automatically terminate upon the termination of the term of the appointing director. The Companies Law stipulates that an external director may not appoint an alternate director, except under very limited circumstances. An alternate director has the same rights and responsibilities as a director, except for the right to appoint an alternate director.

Board Leadership Structure

The Board currently separates the roles of Board Chairperson and Chief Executive Officer. We believe that separation of the positions of Chairperson of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs, is more conducive to objective evaluation and oversight of management’s performance, increases management accountability, and improves the Board’s ability to monitor whether management’s actions are in the best interests of the Company and its shareholders.

Role of the Board in Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised by management of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.  The Board’s independent oversight function is further enhanced by the fact that all of the Board’s Committees are composed entirely of independent directors, the directors have complete access to management and the Board and its committees may retain their own respective advisors.

Director Independence

Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets the independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board has affirmatively determined that the following Directors are independent as defined in the listing standards of Nasdaq: Gerald Lieberman; Ron Mayron; Gerald M. Ostrov; Sean Ellis; Yonatan Malca; and Haya Taitel. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer, controller or principal accounting officer, or other persons performing similar functions. The full text of the Code of Business Conduct and Ethics can be found on our website at www.enterabio.com. Information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement and is not incorporated by reference herein. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC.

Board Meetings

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regular executive sessions without management present. During fiscal year 2022, the Board held 16 meetings and conducted certain business by unanimous written consent. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served.  All of our directors are encouraged to attend our Annual Meeting of shareholders, and our directors are expected to attend the Annual Meeting.  One director attended the Company’s 2022 Annual Meeting of shareholders.

Board Committees

Our Board has established the following committees:

Audit Committee

Composition

Under the Nasdaq rules and SEC regulations, we are required to maintain an Audit Committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise and would qualify as an “Audit Committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

Our Audit Committee consists of Gerald M. Ostrov, who also serves as chairman of the committee, Yonatan Malca and Sean Ellis. The Board has determined that each of the members of our Audit Committee is an independent director in accordance with SEC regulations and satisfies the independent director requirements under the Nasdaq rules. All designated members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and SEC regulations. Our Board has determined that Gerald M. Ostrov is an “audit committee financial expert,” as such term is defined under applicable SEC rules. During fiscal year 2022, the Audit Committee held four meetings and conducted certain business by unanimous written consent.

Roles, Responsibilities and Procedures

Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by, among other things, pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Our Board has adopted an Audit Committee charter setting forth the responsibilities of the Audit Committee consistent with the applicable rules and regulations of the SEC and Nasdaq, as well as the requirements for such committee under the Companies Law, including (a) oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with the Companies Law; (b) recommending the engagement or termination of our internal auditor; (c) recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our Board; (d) identifying deficiencies in the business management practices of our Company, including, inter alia, in consultation with our internal auditor or the independent auditor, and making recommendations to the Board as to how to correct such practices; (e) reviewing and considering the approval of related party transactions; (f) determining whether related party transactions are extraordinary or material under the Companies Law, including transactions in which an Office Holder has a “personal interest”, under the Companies Law, and whether to approve such transactions; (g) establishing the approval process for certain transactions with a controlling shareholder or in which the controlling shareholder has a “personal interest”; (h) examining and approving the working plan of the internal auditor, subject to any modifications in its discretion; (i) examining our internal audit controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to fulfill his or her responsibilities; (j) examining the scope of our auditor’s work and compensation and submitting its recommendations with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; (k) establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees; and (l) reviewing the our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections.

A copy of the Audit Committee Charter is available on our website at www.enterabio.com.

A “personal interest” under the Companies Law includes an interest of any person in an action or transaction of a company, excluding any interest arising solely from holding the Company’s shares, but including the personal interest of such person’s spouse, sibling, parent, grandparent, descendant, spouse’s descendant, sibling or parent or the spouse of any of such persons, and the personal interest of any entity in which such person or one of the aforementioned relatives of such person serves as a director or Chief Executive Officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the Chief Executive Officer. Further, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote.

Our Audit Committee may not approve any actions requiring its approval, unless, at the time of the approval, a majority of the committee’s members are present.

Compensation Committee

Composition

We have a Compensation Committee, the members of which are Ron Mayron, who also serves as chairman of the committee, Gerald M. Ostrov and Yonatan Malca. Each member of our Compensation Committee is independent under Nasdaq rules. During fiscal year 2022, the Compensation Committee held four meetings and conducted certain business by unanimous written consent.

Roles, Responsibilities and Procedures

Our Board has  adopted a charter setting forth the Compensation Committee’s  roles and responsibilities, which include (a) recommending a compensation policy regarding the terms of engagement of Office Holders, which is recommended to the Board for approval and subsequently to shareholders for their approval, in accordance with the Companies Law, and reviewing such policy from time to time, (b) recommending to the Board periodic updates to the compensation policy and whether the compensation policy should continue in effect every three years; (c) assessing the implementation of the compensation policy; (d) reviewing and approving the granting of options, restricted share units, or RSUs, and other incentive awards to the extent such authority is delegated by the Board; (e) reviewing, evaluating and making recommendations regarding the compensation and benefits for non-executive directors, (f) determining whether to approve and recommend to the Board and shareholders to approve transactions with Office Holders relating to their terms of compensation, as required under the Companies Law, (g) determining whether changes to the compensation terms of the Chief Executive Officer of the Company are material and if the changes are required to be brought to the shareholders for approval, (h) overseeing compliance reporting requirements of the SEC, (i) determining whether to recommend to the Board to adopt a share ownership policy for directors and executive officers, and (j) performing such other activities as may be required.

A copy of the Compensation Committee Charter is available on our website at www.enterabio.com.

Under the Companies Law, the compensation policy must be adopted by the Board after considering the recommendations of the Compensation Committee and needs to be further brought before the company’s shareholders for approval by a Special Majority, if necessary.

The compensation policy must serve as the basis for decisions concerning the terms of employment or engagement of Office Holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the Company’s objectives, the Company’s business plan and its long-term strategy, and creation of appropriate incentives for Office Holders. It must also consider, inter alia, the Company’s risk management, size and the nature of its operations.

The compensation policy must furthermore consider additional factors, as follows: (a) the knowledge, skills, expertise and accomplishments of the relevant Office Holder; (b) the Office Holder’s roles and responsibilities and prior compensation agreements with him or her; (c) the ratio between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies; (d) the impact of disparities in salary upon work relationships in the company; (e) the possibility of reducing variable compensation at the discretion of the Board; (f) as to variable compensation, the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the Office Holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances of termination of services.

The compensation policy must also include the following principles: (a) the link between variable compensation and long-term performance and measurable criteria; (b) the ratio between variable and fixed compensation, and the ceiling for the value of variable compensation; (c) the conditions under which an Office Holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (d) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (e) maximum limits for severance.

Under the Companies Law, every three years we are required to re-obtain the approval of our Compensation Committee, Board and shareholders for either the continuation of our existing compensation policy or adoption of a new compensation policy. Our compensation policy was last approved by our shareholders on October 4, 2021, after having been recommended by our Compensation Committee and approved by our Board, and will therefore need to be either re-approved, amended, or replaced by a new policy in 2024.

Our Compensation Committee may conduct or authorize investigations into, or studies of, matters within its scope of responsibilities, and may retain or obtain the advice of a compensation consultant, legal counsel or other advisor in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains, at the expense of the Company. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel, only after conducting an assessment of, and determining, the advisor’s independence, including whether the advisor’s work has raised any questions of independence or conflicts of interest, taking into consideration the Exchange Act, the factors set forth in Nasdaq rules and any other factors that the committee deems relevant.

In 2021 and 2023, in determining the compensation of certain non-executive directors and in determining our compensation policy, the Compensation Committee retained the services of a compensation consultant, Brightman Almagor Zohar & co. (“Deloitte Israel”), a firm in the Deloitte Touche Tohmatsu Limited network, to conduct a comparative survey of the compensation of such Office Holders. The 2021 and 2023 comparative studies consisted of: (i) executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and (ii) executive compensation benchmark analyses which included comparative data of the Company’s executive compensation, relative to the peer-group companies in the United States.

Nominating and Corporate Governance Committee

Composition

Our Nominating and Corporate Governance Committee consists of Yonatan Malca, who also serves as chairman of the committee, and Sean Ellis. Each of the members of our Nominating and Corporate Governance Committee is independent under the Nasdaq rules. During fiscal year 2022, the Nominating and Corporate Governance Committee held one meeting and conducted certain business by unanimous written consent.

Roles, Responsibilities and Procedures

Our Board has adopted a Nominating and Corporate Governance Committee Charter that sets forth the responsibilities of the Nominating and Governance Committee consistent with the rules and regulations of the SEC and Nasdaq, including (a) assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by shareholders or others, (b) establishing procedures to be followed by shareholders in submitting recommendations for Board candidates, if appropriate, (c) reviewing the background and qualifications of individuals being considered as director candidates, while considering the candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board, (d) recommending the Board nominees for election by shareholders or appointment by the Board, as the case may be, in a manner consistent with the criteria for selecting directors, as established by the Board from time to time, (e) reviewing the suitability for continued service as a director of each Board member, when the term of service of the director expires, and when the director has a change in status (including, but not limited to, an employment change) and recommending whether or not the director should be re-nominated, (f) making recommendations to the Board regarding the size and composition of each committee; and (g) overseeing the performance of the Board as a whole.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.enterabio.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. When considering director candidates, the Nominating and Corporate Governance Committee will also generally consider all other relevant qualifications of the candidates, including such factors as the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the Board candidates will be independent for purposes of the Nasdaq rules, as well as the current needs of the Board and the Company.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

In the case of incumbent directors who have stepped down or whose terms of office are set to expire, the committee will also review, prior to nominating such directors for another term, such directors’ overall service to the Company during their term. The committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. We may, from time to time, engage an executive search firm to assist our Nominating and Corporate Governance Committee in identifying and recruiting potential candidates for membership on the Board.

Scientific Advisory Committee

Our Board has adopted a Scientific Advisory Committee Charter that sets forth the responsibilities of the Scientific Advisory Committee, including (a) reviewing, evaluating and reporting to the Board regarding strategy, plans and goals, as well as progress and performance, of the Company’s clinical programs, licensing activities, and research and development activities, (b) meeting with the Company’s R&D and licensing teams to evaluate the plans, goals and performance of the Company’s clinical programs and research and development projects, and make recommendations to the Board as appropriate in the opinion of the committee to fulfill the company strategic goals, (c) identifying and discussing significant emerging regulatory, research and scientific issues and trends and competitive activity, including their potential impacts on any Company programs, plans, or policies relating to its licensing opportunities, clinical programs and research and development activities. (d) evaluating the performance of the committee, including a review of the committee’s compliance with its charter, and review and reassess the charter and submit any recommended changes to the Board for its consideration and approval, (e) form external consulting panels to assist the committee in review of specific R&D programs either current or planned and (f) such other duties and responsibilities as may be assigned to the committee, from time to time, by the Board.

A copy of the Scientific Advisory Committee Charter is available on our website at www.enterabio.com.

Our Scientific Advisory Committee consists of Roger Garceau, who also serves as chairman of the committee, along with Yonatan Malca, Miranda Toledano, and Haya Taitel. The Scientific Advisory Committee held six meetings in fiscal year 2022.

The Scientific Advisory Committee believes that candidates for director should have certain minimum qualifications, including sufficient scientific and/or medical expertise to review and evaluate appropriately the Company’s clinical programs, research and development programs and licensing opportunities.

Board Diversity

While we do not currently have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have gender, race and ethnicity diversity along with diversity of knowledge base, professional experience and skills. The Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board.  We believe diversity enhances our effectiveness. Our Board currently has one female director and none of our board members self-identified as being racially diverse. However, the Board remains committed to achieving a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, gender and sexual orientation. The following matrix provides additional information about our board diversity as of August 4, 2023.

TOTAL NUMBER OF DIRECTORS – 8
	Female	Male	Nonbinary	Did Not Disclose Gender
PART 1: Gender Identity
Directors	2	6	-	-
PART 2: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander
White	2	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background			-	-

To see our Board Diversity Matrix as of January 1, 2022, please see the proxy statement filed in connection with our 2022 Annual Meeting of Shareholders with the SEC on July 29, 2022.

Exculpation, Insurance and Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an Office Holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an Office Holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles include such a provision. Notwithstanding, a company may not exculpate in advance a director from liability arising out of a breach of duty of care caused by dividend or distribution to shareholders.

Under the Companies Law, a company may indemnify an Office Holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an Office Holder, either pursuant to an undertaking made in advance or following the indemnified event, if its articles of association includes a provision allowing such indemnification:

•
financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an Office Holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail such foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such Office Holder as a result of such investigation or proceeding, and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a forfeit; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party, or in connection with criminal proceedings in which the Office Holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law, a company may insure an Office Holder against the following liabilities incurred for acts performed by him or her as an Office Holder, if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the Office Holder acted in good faith and had reasonable grounds to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party; and

•	a financial liability imposed on the Office Holder in favor of a third party.

However, under the Companies Law, a company may not indemnify, exculpate or insure an Office Holder against any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the Office Holder acted in good faith and had a reasonable grounds to believe that the act would not harm the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the Office Holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction, forfeit or penalty levied against, or imposed upon, the Office Holder.

Under the Companies Law, exculpation, indemnification and insurance of Office Holders in a public company must be approved by the Compensation Committee and the board of directors, and with respect to certain Office Holders or under certain circumstances, also by the shareholders.

Our Articles permit us to exculpate, indemnify and insure our Office Holders to the fullest extent permitted or to be permitted by the Companies Law.

We have obtained directors and officers liability insurance for the benefit of our Office Holders of $17.5 million per annum for an aggregate annual premium of $535,000. We intend to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law. In addition, we have entered into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our Articles and the Companies Law.

Communication with our Board

Shareholders may communicate with the Board by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board, or to the Board collectively, at our principal executive offices located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel. Any communications received from interested parties in the manner described above will be collected and organized by our Chief Financial Officer or Chief Executive Officer and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Shareholder Proposals for the 2023 Annual Meeting

Under the Companies Law, one or more shareholders holding 1% or more of the voting rights of Entera may request to include a proposal on the agenda of a shareholders meeting, provided that certain resolutions are brought before the shareholders in such meeting, including the appointment of members to the Board, by submitting such proposal within seven days of publication of Entera’s notice with respect to our annual meeting of shareholders. Accordingly, any shareholder holding 1% or more of the voting rights of Entera may request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to us no later than Monday, August 7, 2023, at our principal executive offices located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel.

Shareholder Proposals for the 2024 Annual Meeting

Shareholder proposals intended to be included in our proxy statement and form of proxy for use in connection with our 2024 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Chief Executive Officer, at our principal executive offices are located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel, no later than April 17, 2024 (120 calendar days preceding the one-year anniversary of the mailing date of this Proxy Statement), and must otherwise satisfy the procedures prescribed by Rule 14a‑8 under the Exchange Act. In addition, one or more shareholders holding 1% or more of the voting rights of Entera may request to include a proposal on the agenda of the 2024 Annual Meeting in the manner described above. Pursuant to Rule 14a‑4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2024 annual meeting of shareholders will confer on the proxies and attorneys-in-fact named therein discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s Proxy Statement in connection with such annual meeting, unless notice of the matter to be presented at the Annual Meeting is provided to our Chief Executive Officer, no later than July 1, 2024.

In addition, for shareholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, shareholders must provide notice to our Chief Executive Officer, which notice must be postmarked or transmitted electronically to us at our principal executive office no later than July 15, 2024, containing the information required by Rule 14a-19 under the Exchange Act.

Certain Relationships and Related Party Transactions

Described below are those transactions occurring since January 1, 2021, and any currently proposed transactions to which either the Company was a party and in which:

•	The amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and
•
A director, executive officer, holder of more than 5% of the outstanding share capital of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements with Directors

Our Articles provide that we may indemnify each of our directors and officers to the fullest extent permitted by the Companies Law. Accordingly, we have entered into standard indemnification agreements with each of our directors, whereby we have undertaken to indemnify each such director, in advance, for losses, damages, costs or expenses that such director may suffer or incur as a result of his or her actions or omissions in such capacity on behalf of the Company in certain circumstances and events, subject to the terms, conditions and limitations set out in the indemnification agreement.

Approval of Related Party Transactions

The Companies Law requires that an Office Holder of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Companies Law, any transaction with an Office Holder or in which the Office Holder has a personal interest (other than with respect to such Office Holder’s Terms of Office and Employment, see “Executive Compensation—Compensation Discussion and Analysis—Compensation-Related Requirements of the Companies Law”) must be brought before the Audit Committee, in order to determine whether such transaction is an Extraordinary Transaction.

Pursuant to the Companies Law, the Articles and Entera written policy, in the event that the Audit Committee determines that the transaction is not an Extraordinary Transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an Extraordinary Transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved if it is determined to be in the best interests of Entera.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under the Companies Law, Extraordinary Transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an Office Holder or their employment, if they are not an Office Holder, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years. A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

SECURITY OWNERSHIP

The following table sets forth information known to us with respect to the beneficial ownership of our Ordinary Shares as of July 24, 2023 by:

•	each person or entity known by us to own beneficially 5% or more of our outstanding Ordinary Shares;
•	each of our directors and executive officers individually; and
•	all of our executive officers and directors as a group.

According to our transfer agent, as of July 24, 2023, there were 44 record holders of our Ordinary Shares. None of our shareholders has different voting rights from other shareholders.

The beneficial ownership of our Ordinary Shares is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership, generally, includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table and the related footnotes, unless described otherwise within the footnotes, we deem Ordinary Shares issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days as of July 24, 2023, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group. The percentage of Ordinary Shares beneficially owned is based on 28,813,952 Ordinary Shares outstanding as of July 24, 2023. The beneficial ownership data provided below is based solely on information available to our Company and, in the case of major shareholders who are not otherwise officers or directors, has not been verified further. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Ordinary Shares listed below have sole investment and voting power with respect to such shares.

Unless otherwise noted below, each shareholder’s address is c/o Entera Bio Ltd., Kiryat Hadassah, Minrav Building - Fifth Floor, Jerusalem, Israel.

Name	Number and Percentage of Ordinary Shares
	Number	Percent
5% or Greater Shareholders (other than directors and executive officers)
D.N.A Biomedical Solutions Ltd.(1)	3,762,960	13.1%
Gakasa Holdings LLC.(2)	2,484,275	8.6%
Centillion Fund(3)	2,396,953	8.3%
Executive Officers and Directors:
Yonatan Malca(4)	175,021	*
Gerald Lieberman(5)	378,448	1.3%
Dr. Roger J. Garceau(6)	495,421	1.7%
Dr. Hillel Galitzer(7)	419,294	1.4%
Dr. Arthur Santora(8)	66,250	*
Miranda Toledano(9)	516,319	1.8%
Gerald M. Ostrov(10)	177,789	*
Sean Ellis(11)	229,889	*
Dana Yaacov-Garbeli(12)	165,643	*
Ron Mayron(13)	166,380	*
Haya Taitel	-	-
All Directors and Executive Officers as a Group (11 persons)(14)	2,790,454	8.9%

* Less than 1%
(1)	D.N.A Biomedical Solutions Ltd.’s holdings consisted of 3,762,960 Ordinary Shares. D.N.A’s address is at Shimon Hatarsi 43 St., Tel Aviv, Israel.
(2)
Based on the Schedule 13G/A filed by Gakasa Holdings LLC with the SEC on June 14, 2021 regarding its holdings as of May 19, 2021. Gakasa Holdings LLC’s address is 201 S. Biscayne Blvd., Suite 800, Miami, Florida.

(3)
Based on the Schedule 13G/A filed by Centillion Fund Inc. with the SEC on November 18, 2022 regarding its holdings as of August 31, 2022. Centillion Fund Inc’s address is 10 Manoel Street, Castries, Saint Lucia LC04 101

(4)	Consists of (i) 7,232 Ordinary Shares and (ii) 167,789 Ordinary Shares underlying options to acquire Ordinary Shares.
(5)	Consists of (i) 210,659 Ordinary Shares and (ii) 167,789 Ordinary Shares underlying options to acquire Ordinary Shares.
(6)	Consists of (i) 4,940 Ordinary Shares and (ii) 490,481 Ordinary Shares underlying options to acquire Ordinary Shares.
(7)	Consists of (i) 34,106 Ordinary Shares and (ii) 385,188 Ordinary Shares underlying options to acquire Ordinary Shares.
(8)	Consists of 66,250 Ordinary Shares underlying options to acquire Ordinary Shares.
(9)	Consists of (i) 86,800 Ordinary Shares and (ii) 429,519 Ordinary Shares underlying options to acquire Ordinary Shares.
(10)	Consists of (i) 10,000 Ordinary Shares and (ii) 167,789 Ordinary Shares underlying options to acquire Ordinary Shares.
(11)	Consists of (i) 62,100 Ordinary Shares and (ii) 167,789 Ordinary Shares underlying options to acquire Ordinary Shares.
(12)	Consists of (i) 56,580 Ordinary Shares and (ii) 109,063 Ordinary Shares underlying options to acquire Ordinary Shares.
(13)	Consists of (i) 7,000 Ordinary Shares and (ii) 159,380 Ordinary Shares underlying options to acquire Ordinary Shares.
(14)	Consists of (i) 479,417 ordinary Shares and (ii) 2,311,037 Ordinary Shares underlying options to acquire Ordinary Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules thereunder require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership.

Delinquent Section 16(a) Reports

Based solely upon our review of copies of filings or written representations from the reporting persons, certain reports for our executive officers and directors that were required to be filed under Section 16(a) of the Exchange Act during the year ended December 31, 2022 were not filed on a timely basis. Specifically, (i) Messrs. Garceau, Mayron, Lieberman, Ostrov, Galitzer, Santora II, Malca, Ellis, Jamas, Schwartz and Ratan as well as Mses. Toledano and Yaacov-Garbeli each filed a late Form 3 and (ii) Messrs. Garceau, Mayron, Lieberman, Ostrov, Malca and Ellis as well as Ms. Toledano each filed one late Form 4 disclosing two January 2022 option grants from the Company in connection with their service as directors of the Company, in each case due to the delay in obtaining EDGAR codes in connection with our transition from a foreign private issuer to a domestic reporting company. Other than with respect to the aforementioned forms, we believe that all other reports for our executive officers and directors and persons who beneficially own more than 10% of our common stock that were required to be filed under Section 16(a) of the Exchange Act during the year ended December 31, 2022 were filed on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of December 31, 2022, with respect to our equity compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights (#)	Weighted-average exercise price of outstanding options, RSUs, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2013 Plan	1,518,262	$5.71	-
2018 Plan	4,214,825	2.04	922,080
Equity compensation plans not approved by security holders	-	-	-
Total	5,733,087	$3.30	922,080

EXECUTIVE COMPENSATION

Compensation Policy

Our compensation policy was adopted by our shareholders on October 4, 2021, after having been recommended by our Compensation Committee and approved by our Board, and will therefore, under the Companies Law, need to be either re-approved, amended, or replaced by a new policy no later than 2024, and every three years thereafter. The compensation policy includes, among other matters prescribed by the Companies Law, a framework for establishing the terms of office and employment of the directors and officers and guidelines with respect to the structure of the variable pay of officers.

Objectives

Our compensation policy is intended to align our objectives and work plans with appropriate goals and objectives of our officers and directors, and to ensure that the overall financial and strategic objectives of the Company and its shareholders are met. We recognize that strong and effective leadership is fundamental to our continued growth and success. Therefore, our compensation policy recognizes as a primary objective the need to attract, retain, reward and motivate highly talented officers and directors in competitive labor markets.

Officer Compensation

With regard to our executive officers, or “Officers,” (which includes our Named Executive Officers, as defined below) our compensation policy is designed to provide a mix of compensation to pay Officers for individual and company performance as well as align their interests with the interests of shareholders. The compensation policy is also designed to provide flexibility in design. It must also take into consideration the fact that the appropriate mix of compensation may vary from period to period and from Officer to Officer. To achieve this philosophy, our compensation policy generally includes: (i) short-term incentives such as an annual base salary, benefits and perquisites, (ii) short to medium-term incentives such as annual bonus based on target and above-target performance, and (iii) medium to long-term incentives such as equity-based compensation, termination and retirement benefits.

Base Salary

Base salary for Officers is a fixed compensation element which provides compensation to an Officer for performance of his or her standard duties and responsibilities that reflects the Officer’s education, skills, qualifications, expertise, professional experience and accomplishments, as well as the position, areas and scope of responsibilities of such Officer and his or her prior compensation agreements. Adjustments to base salary are periodically reviewed by the Compensation Committee and the Board.

Bonuses

Monetary bonuses are generally paid annually, and are designed to reward Officers based on the performance of the Company and their individual results. The target bonus amount and the performance measures and targets for each Officer are provided and calculated in an annual bonus plan, to the extent it is determined and approved by the Company's Compensation Committee and Board, at the beginning of each calendar year for which the bonus is paid. However, the CEO has the power to determine the annual bonus's performance measures and targets for any of the other Officers.

The performance measures and targets for receiving the annual bonus are intended to be measurable and quantifiable and may include (but are not limited to) (i) objectives such as capital investment, cash balance relative to equity, obtaining approval from the authorities in the target markets; and (ii) key performance indicators, determined for each Officer separately, according to the Officer's position. The annual bonus also includes a non-measurable component of up to 20% of the Officer’s annual bonus, which is based on the evaluation of each Officer's, according to qualitative measures provided in the annual bonus plan.

In addition to the annual bonus, the Compensation Committee and the Board may elect to pay each Officer a special bonus, based on non-measurable criteria, in recognition of a significant achievement or for completion of an assignment, such as completion of a major transaction or achieving a major milestone with material effect over the Company's business. Our compensation policy provides for a maximum cap for bonus payments made to our Officers. The maximum bonus cap for each of our Officers is six times the monthly base salary and with respect to the CEO, up to three times the monthly base salary, determined by non-measurable criteria.

Equity-based Compensation

Our compensation policy also includes an equity incentive component designed, inter alia, to retain Officers, align Officers and shareholders’ interests and incentivize Officers to attain high level of business achievements without taking unreasonable risk, under which the Company may grant Officers options to purchase shares, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards (collectively referred to as “equity awards”). The equity awards are determined individually and awarded from time to time, inter alia, according to each Officer’s (a) contribution to the Company's performance; (b) ability to influence the Company's future and performance; (c) the desired mix of compensation components and the mix of equity awards; (d) the Officer's skills, qualifications, experience, roles and personal responsibilities; and (e) the desired competitive levels and dilution or pool limits.

The compensation policy caps the annual value of the equity awards to be granted to each Officer, measured at the applicable grant date, at 18 times the monthly base salary of each Officer. The equity awards vesting period shall not be less than one year. Options shall expire up to 10 years from the grant date. For option grants and share appreciation rights, the exercise price shall be no less than the fair market value of the underlying Ordinary Shares on the date of grant, and subject to applicable law.

The compensation policy provides that Officers and directors (to the extent granted equity awards) may be prohibited from hedging their equity awards and any other Company securities held by them. The no-hedging policy applies to each director and each Officer until one year following their termination of employment. The compensation policy further provides that Officers and directors are subject to certain restrictions on pledging or using their equity awards and any other Company securities held by them (whether they are subject to transfer restrictions or not) as collateral for loans, as the Company's Compensation Committee and Board shall determine.

Benefits and Perquisites

Under the compensation policy, our Officers are further entitled to certain fringe benefits that we believe are commonly provided to similarly-situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. This includes vacation days, paid sick leave, as well as additional benefits such as, but not limited to, health insurance, a company car and cell phone, company-provided health insurance and meals.

For Officers residing in Israel, these benefits may also include contributions to a pension fund, provident fund or insurance policy in accordance with Israeli law, contributions to an education fund of 7.5% of the Officer’s monthly salary and recuperation pay as required under applicable law. An ‘education fund’ is a medium-term savings scheme that takes advantage of a unique tax break granted under Israeli law, whereby a company’s contributions to such fund (which, despite its misleading name, may be used by the employee for any purpose), as well as all capital gains accrued on such contributions, are free of tax if (a) the company contributes an amount equal to 7.5% of the employee’s salary to such fund, up to a certain limit, and the employee further contributes 2.5% of his salary at his expense, and (b) the fund remains undrawn for a period of at least six years from the time of the first contribution. While some of these contributions and benefits are not mandatory under Israeli law, the nature and amount of the benefits provided to our Israeli Officers are customary and prevalent in the Israeli high-tech and bio-pharma market, especially among executives. Non-Israeli Officers may receive similar, comparable or customary benefits as applicable in the jurisdiction in which they are employed.

Termination

Our Officers are further entitled to certain termination payments and benefits. Officers are entitled to an advance notice period, severance payments and retirement and termination awards. The retirement and termination awards are subject to the Compensation Committee and the Board's approval, and may be provided only if: (a) certain change of control related cases; (b) the Officer has made a special contribution to the advancement of the Company’s business during his employment period as shall be determined by the Compensation Committee; and (d) in respect of Officers other than the CEO, the CEO has recommended granting a retirement bonus.

Director Compensation

The compensation policy provides that non-employee and non-executive directors’ compensation packages shall be determined pursuant to the provisions of the Companies Law in accordance with the Company's objective to attract and retain talented directors with excellent educational background, qualifications, skills, expertise, professional experience and achievements, by providing a fair and competitive compensation program. Such non-employee and non-executive directors’ may be eligible to receive an annual Board membership fee, annual Committee membership fee and equity based compensation. Notwithstanding, non-employee and non-executive directors shall also be entitled to insurance, indemnification and release arrangements. The chair of the Board and the chair of the Board committees may also receive additional annual cash payments for their extra service in such capacities, subject to the provisions of applicable law.

In May 2021, we elected to be governed by an exemption under the Companies Law regulations that exempts us from appointing external directors and from complying with the Companies Law requirements related to the composition of the Audit Committee and Compensation Committee of our Board. Our eligibility for that exemption is conditioned upon: (i) the continued listing of our Ordinary Shares on the Nasdaq Capital Market (or one of a few select other non-Israeli stock exchanges); (ii) there not being a controlling shareholder of our company under the Companies Law; and (iii) our compliance with the Nasdaq Listing Rules requirements as to the composition of (a) our Board of Directors-which requires that we maintain a majority of independent directors (as defined under the Nasdaq Listing Rules) on our Board of Directors (subject to applicable cure periods under the Nasdaq Listing Rules) and (b) the Audit and Compensation Committees of our Board of Directors, which rules require that such committees consist solely of independent directors (at least three and two members, respectively). At the time that it was determined to exempt our Company from the external director requirement, our Board affirmatively determined that we met the conditions for exemption from the external director requirement. As of the date hereof, we continue to meet the conditions for exemption from the external director requirement.

As a result of our election to be exempt from the external director requirement under the Companies Law, none of our directors are categorized as external directors and as such the applicable requirements and restrictions relating to external directors (including certain compensation related provisions) is no longer applicable.

Clawback

The compensation packages to Officers and directors are also subject to claw-back provisions, allowing for the Company’s recovery of any payment made to an Officer or director if the payment was based on incorrect financial statements that subsequently required restatement. The Officer or director will be required to repay to the Company the difference between the original payment and any payment due to the officer or director based on the restatement.

Our Compensation Committee periodically reviews the compensation policy, monitors its implementation and recommends to our Board and shareholders amendments to the compensation policy as it deems necessary from time to time. The term of the compensation policy is for a period of three years following the date of its adoption, during which, the Board is required to examine the compensation policy and revise it from time to time if the circumstances under which it had been adopted have materially changed. Following such three-year term, the compensation policy, including any revisions recommended by our Compensation Committee and approved by our Board, as applicable, will be brought once again to the shareholders for approval.

Summary Compensation Table

The table and summary below outline the compensation granted to our named executive officers (“Named Executive Officers”) during our fiscal years ended December 31, 2022 and December 31, 2021. As a “smaller reporting company,” we are required to provide executive compensation information for the following individuals: (i) all individuals who served as the Company’s principal executive officer (“PEO”), during the last completed fiscal year, regardless of compensation; (ii) the two most highly compensated executive officers (other than the PEO) who were serving as executive officers of the Company at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iii) up to two additional persons who served as executive officers (other than as the PEO) during the last completed fiscal year but who were not serving in that capacity at the end of the fiscal year if their total compensation is higher than any of the other two Named Executive Officers in the preceding group.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Award(s) ($)(1)	All Other Compensation ($)	Total ($)
Miranda Toledano(2)	2022	231	-	382	66	679
Chief Executive Officer and director	2021	-	-	17	65	82
Spiros Jamas(3)	2022	255	95	(256)	428	522
Former Chief Executive Officer	2021	392	-	751	-	1,143
Dr. Phillip Schwartz(4)	2022	188	27	196	371	782
Former President of R&D	2021	453	-	183	49	685
Dr. Hillel Galitzer	2022	287	63	234	37	621
Chief Operating Officer	2021	319	-	260	61	640

(1)
Reflects the associated annual expense recorded in our financial statements for the year ended December 31, 2022, based on the grant date fair value of the share-based compensation  granted in exchange for the directors’ and officers’ services computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation- Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the amounts are discussed in the notes of the Company’s audited financial statements for the year ended December 31, 2022 included in this Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period)

(2)
Ms. Toledano was appointed as our Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy in May 2022. Ms. Toledano was then appointed as our Chief Executive Officer in July 2022. The compensation for fiscal year 2021 and until May 2022 represents her compensation as a non-employee board member.

(3)
Mr. Jamas served as our Chief Executive Officer from January 4, 2021 until July 13, 2022. Pursuant to the mutual separation agreement entered into between us and Mr. Jamas, he was entitled to a one-time lump sum payment of his annual base salary for a period of 13 months which is included in the table above.

(4)
Dr. Schwartz served as the President of R&D during fiscal years 2021 and 2022 through his resignation on July 21, 2022. On June 15, 2022, Dr. Schwartz resigned from his position with the Company, effective July 21, 2022. The compensation for fiscal year 2022 represents his compensation received for services rendered through his resignation date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards at December 31, 2022 for our Named Executive Officers.

	Number of Securities Underlying Unexercised Options			Option Expiration Date
	Exercisable	Unexercisable
Miranda Toledano	33,638	-		17/1/2029
Chief Executive Officer and director	35,852	-		1/1/2031
	35,852	71,705	(1)	1/1/2031
	-	500,000	(2)	16/05/2032
	-	600,000	(3)	15/07/2032
Dr. Spiros Jamas Former Chief Executive Officer	492,832	-		14/7/2023
Dr. Phillip Schwartz Former President of R&D	357,500	-		23/11/2027
	100,000	-		21/4/2031
Dr. Hillel Galitzer	143,000	-		15/11/2023
Chief Operating Officer	120,312	54,688	(4)	16/3/2030
	46,875	78,125	(5)	21/4/2031
		60,000	(6)	30/3/2032

(1)	The 71,705 unexercisable options as of December 31, 2022 will vest in eight equal quarterly installments beginning on March 31, 2023.
(2)
Of the 500,000 unexercisable options as of December 31, 2022, 25% vest on May 16, 2023, the first anniversary of the grant date and the remaining 75% begin vesting in 12 equal quarterly installments over the following three years.

(3)
Of the 600,000 unexercisable options as of December 31, 2022, 25% vest on July 15, 2023, the first anniversary of the grant date and the remaining 75% begin vesting in 12 equal quarterly installments over the following three years.

(4)	The 54,688 unexercisable options as of December 31, 2022 will vest in five equal quarterly installments beginning on March 16, 2023.
(5)	The 78,125 unexercisable options as of December 31, 2022 will vest in 10 equal quarterly installments from January 21, 2023.
(6)
Of the 60,000 unexercisable options as of December 31, 2022, 25% vest on March 31, 2023, the first anniversary of the grant date and the remaining 75% will vest in 12 equal quarterly installments over the following three years.

Director Compensation Table

Under the Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the compensation policy adopted by the Company after approval by the Compensation Committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from our compensation policy, after approval by the Compensation Committee, our Board and our shareholders by a Special Majority, if necessary, provided that (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders of the Company or who do not have a personal interest in the compensation paid to the directors and participating in the vote or (ii) the total of opposing votes from among the shareholders described in subsection (i) above does not exceed 2% of all the voting rights in the Company.

The table below outlines compensation earned by our non-employee directors for the fiscal year ended December 31, 2022, including fees earned in cash and options awarded for services provided as a director. Ms. Toledano served as a non-employee director in 2022 until her appointment as an officer in May 2022. Her compensation received in connection with her service as a director is included in her 2022 compensation described above in “Summary Compensation Table”, above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Gerald Lieberman	61,000	196,000	-	257,000
Dr. Roger J. Garceau	41,000	196,000	-	237,000
Yonatan Malca	56,000	196,000	-	252,000
Ron Mayron	50,000	229,000	-	279,000
Gerald M. Ostrov	56,000	196,000	-	252,000
Sean Ellis	52,000	196,000	-	248,000

(1)
Reflects the associated annual expense recorded in our financial statements for the year ended December 31, 2022, based on the grant date fair value of the share-based compensation granted in exchange for the directors’ and officers’ services computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the amounts are discussed in the notes of the Company’s audited financial statements for the year ended December 31, 2022 included in this Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period).

The table below sets forth the aggregate number of share options of each non-employee director outstanding as of December 31, 2022:

Name	Share Options
Gerald Lieberman	324,337
Dr. Roger J. Garceau	449,739
Yonatan Malca	177,047
Ron Mayron	177,047
Gerald M. Ostrov	177,047
Sean Ellis	177,047

Employment Agreements

We have entered into employment agreements with our Named Executive Officers. A summary of the material terms of these agreements with each of our Named Executive Officers is set forth below. The below descriptions of employment agreements and separation agreements, as applicable, are only summaries and are qualified in their entirety by reference to the full text of the applicable agreement, which are filed as exhibits to this Annual Report on Form 10-K.

Miranda Toledano

In connection with Ms. Toledano’s appointment as the Company’s Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy in May 2022, Ms. Toledano entered into an employment agreement (the “Original Employment Agreement”) with the Company, providing for an annual employer cost of $350,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law. Additionally, Ms. Toledano was entitled to a grant of options pursuant to the Company’s 2018 Equity Incentive Plan to purchase 500,000 Ordinary Shares of the Company’s Ordinary Shares at an exercise price of $2.02 per share, the closing price of the Ordinary Shares on the date the option was approved by the Board. The options vest over four years, with 25% of the options vesting on May 16, 2023, and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. In addition, Ms. Toledano was eligible to receive an annual bonus in an amount equal to 50% of her annual base salary. Under the Original Employment Agreement, Ms. Toledano also agreed to customary non-disclosure and non-competition covenants.

In connection with Ms. Toledano’s appointment as Chief Executive Officer, on July 15, 2022, Ms. Toledano and the Company entered into an amended and restated employment agreement (the “A&R Employment Agreement”), which amends and restates the Original Employment Agreement. The material terms of the Original Employment Agreement remain unchanged, except that the A&R Employment Agreement provides for (i) Ms. Toledano’s service as Chief Executive Officer, (ii) an annual employer cost of $380,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law, (iii) eligibility to receive an annual bonus in an amount equal to 60% of Ms. Toledano’s annual base salary, (iv) a one-time separation payment in the total amount of 12 months of salary and an extension of the exercise period with respect to vested options for a period of up to two-years post-termination, in each case in the event of the termination of Ms. Toledano’s employment by the Company for any reason other than for Cause (as defined in the A&R Employment Agreement), (v) an additional grant of options (the “Options”) pursuant to the Company’s 2018 Equity Incentive Plan to purchase 600,000 Ordinary Shares at an exercise price of $1.40, which was the closing price of the Ordinary Shares on the date the Board approved such option grant and (vi), upon the Company’s achievement of certain performance or financial milestones, a grant of options (the “Additional Options”) to purchase an additional 200,000 Ordinary Shares pursuant to the Company’s 2018 Equity Incentive Plan at an exercise price equal to the closing price of the Ordinary Shares on the date the Board approves such option grant. The Options will vest over four years, with 25% of the Options vesting on July 15, 2023, and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. The Additional Options will vest over four years, with 25% of the Additional Options vesting on the first anniversary of the grant date and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment.

On April 24, 2023, the Compensation Committee and the Board voted to approve (i) a salary increase for Ms. Toledano, according to which her annual employer cost will be increased to $480,000, subject to the occurrence of a “Triggering Event” (as defined below), and (ii) a one-time grant of options to purchase an additional 350,000 Ordinary Shares of the Company, at an option exercise price of $0.795 per Ordinary Share, under the Company’s 2018 Plan and subject to the vesting terms and conditions described in Proposal Two, which were deemed by the Board to be inside the respective ranges set in the Company's compensation policy. The salary increase will automatically become effective upon the occurrence of a Triggering Event and the approval of the shareholders at this Annual Meeting as further described in Proposal Two. A “Triggering Event” means the earlier of (i) January 1, 2024, and (ii) the occurrence of certain capital raising transactions or strategic partnerships during 2023.

Spiros Jamas

Employment Agreement

We entered into an employment agreement, effective as of January 2021, with Dr. Spiros Jamas, in connection with his appointment as our Chief Executive Officer. Pursuant to the agreement, Dr. Spiros Jamas was entitled to an annual base salary of $380,000 and an annual bonus of up to 60% of his base salary (up to $228,000). Additionally, Dr. Jamas was eligible to participate in the Company’s standard full-time employment benefits that are offered by the Company from time to time, which currently include medical, short term disability and 401(k) benefits. Mr. Jamas was also generally entitled to reimbursement for travel and other business expenses and other benefits, including, vacation, holidays and sick leave. Subject to applicable law, Dr. Jamas was also covered by our D&O insurance policy.

Salary and other benefits (including any bonus) shall immediately terminate upon termination, provided, however, that in case Dr. Jamas’s employment would have been terminated by the Company without Cause or if Dr. Jamas resigned for Good Reason ("Cause" and Good Reason" as defined in the proxy statement of the Company’s extraordinary general meeting dated March 3, 2021) at any time, he would have been entitled to (i) a one-time lump sum severance payment equal to a period of twelve (12) months of his then-effective annual base salary and (ii) an extension of the exercise period with respect to his vested options to purchase Ordinary Shares as of the date of termination for up to two (2) years post-termination (provided that in no event shall such extension extend beyond 10 years from the applicable grant date), all subject to his execution and non-revocation of a customary release of claims against the Company, its subsidiary, Entera Bio, Inc., or any applicable affiliates.

Separation Agreement

On July 13, 2022, the Company and Dr. Jamas, the Company’s former Chief Executive Officer, entered into a mutual separation agreement (the “Separation Agreement”), pursuant to which the parties agreed that Dr. Jamas would resign from his position as the Company’s Chief Executive Officer, effective July 15, 2022 (the “Jamas Separation Date”). Pursuant to the Separation Agreement, Dr. Jamas’ employment agreement, dated November 30, 2020, terminated, other than with respect to those provisions intended to survive termination, including those with respect to confidentiality, non-competition, non-solicitation and intellectual property.

Pursuant to the terms of the Separation Agreement, Dr. Jamas was entitled to receive payment for all accrued but unpaid base salary through the Jamas Separation Date, unused paid time off through the Jamas Separation Date, reimbursement for unreimbursed business expenses properly incurred pursuant to the Company’s applicable expense reimbursement policy, and benefits provided under the Company’s employee benefit plan. In addition, in consideration for Dr. Jamas’ execution of the Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Dr. Jamas was entitled to the following benefits under the Separation Agreement:

•	a one-time lump sum payment of Dr. Jamas’ annual base salary for a period of thirteen (13) months, for a total gross amount equal to $411,666.67, after the expiration of the revocation period;

•
an extension of the exercise period for the vested portion of the share option granted to Dr. Jamas on January 4, 2021 pursuant to the terms of the Company’s 2018 Equity Incentive Plan, representing collectively 492,832 ordinary shares, through the end of a two-year period commencing on the Separation Date.

Under the Separation Agreement, Dr. Jamas agreed to cooperate with and assist the Company regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the Separation Agreement includes a general release of claims by Dr. Jamas in favor of the Company and certain related persons and parties, and customary non-disparagement provisions. The Separation Agreement also included certain other customary representations, warranties and covenants of Dr. Jamas. The Separation Agreement superseded all other agreements or arrangements between Dr. Jamas and the Company regarding the subject matter of the agreement, including those with respect to severance payments and benefits.

Phillip Schwartz

Dr. Phillip Schwartz was appointed as our President of Research and Development in August 2019 and served in this capacity until July 21, 2022, (the “Schwartz Separation Date”), and acted as a director from our inception in 2010 until June 15, 2022, and as Chief Executive Officer from 2010 up until August 2019. We entered into an employment agreement with Dr. Schwartz as our Chief Executive Officer dated June 8, 2014 which was amended last and approved on April 6, 2021, and on April 21, 2021, by our Compensation Committee and the Board, respectively, and approved accordingly by our shareholders in the last annual meeting of the shareholders of the Company on October 4, 2021. Pursuant to the agreement as amended, effective as of January 1, 2021, Dr. Schwartz was entitled to an annual gross base salary of $312,889. Additionally, Dr. Schwartz was eligible to participate in the Company’s standard full-time employment benefits that are offered by the Company from time to time, which currently include medical, short term disability and pension fund benefits. Dr. Schwartz was also generally entitled to reimbursement for travel and other business expenses and other benefits, including, vacation, holidays and sick leave. Subject to applicable law, Dr. Schwartz was also covered by our D&O insurance policy. Dr. Schwartz was granted 357,000 Ordinary Shares under our 2013 Equity Incentive Plan, as of November 23, 2017, at an exercise price of $6.31, which are as of today considered fully vested. In April 2021, he was also granted options to purchase 100,000 Ordinary Shares of the Company under the 2018 Plan, at an exercise price of $3.15. In addition, in case of termination of Dr. Schwartz’s employment, the Company agreed to pay Dr. Schwartz an amount equal to six (6) months salaries as a severance payment, as well as all accrued and unused vacation days and any accrued and unpaid bonuses (to the extent that Dr. Schwartz was entitled to such bonus as of the termination date).

On June 15, 2022, the Company entered into a separation agreement with Dr. Phillip Schwartz, the Company’s former President of R&D, under which Dr. Schwartz agreed to continue to provide services to the Company until July 21, 2022 (the “Schwartz Separation Date”). Pursuant to the terms of the separation agreement, which were approved by the Company’s shareholders on September 7, 2022, Dr. Schwartz received a full acceleration of his unvested options, as of the Shwartz Separation Date, to purchase 68,750 ordinary shares granted in April 2021 that otherwise would have been forfeited. These options, together with 31,250 already vested options granted in April 2021 and 357,500 already vested options to purchase ordinary shares granted in 2017, will be exercisable for a period of 10 years from their respective initial grant dates. The acceleration described above was recognized as a "Type III" modification; therefore, on the shareholder approval date, the Company recognized the incremental costs of unvested options based on the fair value of the options on such date. In addition, the extension of the exercise period for the vested awards was recognized as a "Type I" modification. The total expense amount was $112 thousand, which was classified as additional share-based compensation costs in the research and development expenses.

In addition, the separation agreement provides for the following payments to Dr. Schwartz, all of which would have otherwise been payable in accordance with either Israeli law or pursuant to his existing employment agreement: a one-time cash separation payment in an amount equal to NIS 537,600 (approximately $155.9) and additional payments of NIS 737,771 (approximately $214.0) in respect of all other ongoing accrued benefits, subject to any mandatory deductions. The foregoing payments were recognized in the research and development expenses.

Hillel Galitzer

We entered into an employment agreement, effective as of June 8, 2014, with Dr. Hillel Galitzer, in connection with his appointment as our Chief Operating Officer, who prior to that served as our Director of Scientific Development from July 2012. Pursuant to the agreement as amended most recently and approved in the Company's annual meeting of shareholders dated October 4, 2021, Dr. Galitzer is entitled to an annual gross base salary of $246,547. Additionally, Dr. Galitzer is eligible to participate in the Company’s standard full-time employment benefits that are offered by the Company from time to time, which currently include medical, short term disability and pension fund benefits. Dr. Galitzer is also generally entitled to reimbursement for travel and other business expenses and other benefits, including, vacation, holidays, company car and sick leave. Subject to applicable law, Dr. Galitzer is also covered by our D&O insurance policy.

On April 24, 2023, the Compensation Committee and the Board approved to increase Dr. Galitzer’s salary to $256,581, which shall become automatically effective upon the occurrence of a “Triggering Event,” as defined above. The Board determined the increased salary to be within the range set forth in the Company’s compensation policy.

Employee Equity Incentive Plans

Share Incentive Plan

On March 17, 2013, our Board approved our 2013 Plan for the granting of stock options, restricted share units, restricted share awards and performance-based awards, in order to provide incentives to our employees, directors, consultants and/or service providers. As of December 31, 2022, 1,518,262 Ordinary Shares were issuable upon the exercise of outstanding awards under the 2013 Plan, at a weighted-average exercise price of$5.71 per share. As of December 31, 2022, all of the foregoing outstanding options had vested under the 2013 Plan.

Awards granted under the 2013 Plan are subject to vesting schedules and generally vest over a four-year period commencing from the applicable grant date, such that 25% of the awards vest on the first anniversary of the applicable grant date and 75% of the awards vest in 12 equal installments upon the lapse of each three-month period following the first anniversary of the applicable grant date. Subject to the discretion of the 2013 Plan administrator, if an award has not been exercised within six years after the date of the grant, the award expires. Any period in which a grantee is not our employee or has taken a leave of absence will not be included in such vesting period.

The 2013 Plan provides for granting awards in compliance with Section 102 of the Israeli Income Tax Ordinance, 5721-1961, or the Ordinance, which provides to employees, directors and officers, who are not controlling shareholders (as defined in the Ordinance) and are Israeli residents, favorable tax treatment for compensation in the form of shares or equity awards issued or granted, as applicable, to a trustee under the capital gains track, or Capital Gains Track, for the benefit of the relevant employee, director or officer and are, or were, to be held by the trustee for at least two years after the date of grant or issuance. Under the Capital Gains Track, any accounting expense with respect to the grant or issuance of such shares or awards which relates to gain taxed as capital gains is not allowed as a deduction for tax purposes.

The 2013 Plan addresses the treatment of vested and unvested awards upon the cessation of employment or engagement of the award holder as well as upon consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of our assets or sale of at least 80% of our outstanding securities. The 2013 Plan also provides for certain lock-up arrangements upon consummation of a public offering.

The 2013 Plan is administered by our Board or by a committee appointed by our Board. Upon the completion of our initial public offering, the remaining pool of reserved Ordinary Shares under the 2013 Plan was cancelled, and the only reserved Ordinary Shares available for grants to our employees, directors, consultants and service providers in the future are those under the 2018 Plan (which is described below).

2018 Equity Incentive Plan

On July 2, 2018, in connection with the consummation of our initial public offering, our Board approved our 2018 Plan, with the purpose of advancing the interests of our shareholders by enhancing our ability to attract, retain and motivate individuals to perform at the highest level. The 2018 Plan governs issuances of equity incentive awards from and after the closing of our initial public offering. The maximum number of Ordinary Shares initially available for issuance under equity incentive awards granted pursuant to the 2018 Plan could not exceed 12% of the total outstanding Ordinary Shares as of the time of adoption. On January 1, 2019 and on January 1 of each calendar year thereafter, an additional number of shares equal to 5% of the total outstanding Ordinary Shares on such date (or any lower number of shares as determined by our Board) have and will become available for issuance under the 2018 Plan. In our shareholders meeting held September 7, 2022, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 576,188 Ordinary Shares. As of December 31, 2022, a total of 922,080 Ordinary Shares representing 3.2% of the total outstanding shares as of that date remained available for issuance under the 2018 Plan. On January 1, 2023, pursuant to the annual evergreen provision and following the approval of our Board, an additional 1,440,496 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2023, became available for issuance under the 2018 Plan. As of July 24, 2023, a total of 634,099 Ordinary Shares representing 2.2% of the total outstanding shares as of that date remained available for issuance under the 2018 Plan.

Equity incentive awards may be granted to our employees, non-employee directors, consultants or other advisors, as well as holders of equity compensation awards granted by a company that may be acquired by us in the future. Awards under the 2018 Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards. Options and share appreciation rights will have an exercise price determined by the administrator but that is no less than fair market value of the underlying Ordinary Shares on the date of grant.

As of December 31, 2022, 4,214,825 Ordinary Shares were issuable upon the exercise of outstanding awards under the 2018 Plan, at a weighted-average exercise price of $2.04 per share. Of the foregoing outstanding awards, as of December 31, 2022, options to purchase 1,653,531 Ordinary Shares, in the aggregate, had vested under the 2018 Plan, with a weighted-average exercise price of $2.47 per share.

The vesting conditions for grants under the 2018 Plan will be determined by the administrator and, in the case of restricted shares and restricted share units, will be set forth in the applicable award documentation.

In the event of a participant’s termination of employment, the administrator may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of a change in control (as defined in the 2018 Plan) of the Company, the Compensation Committee may, in its discretion, take a number of actions with respect to awards outstanding under the 2018 Plan, including the following: (i) continuing awards or converting such awards into an award or right with respect to shares of the successor or surviving corporation; (ii) immediately vesting and settling awards (or in the case of options and share appreciation rights, providing that such awards will become fully exercisable); (iii) cancelling unvested awards for no consideration; (iv) terminating or cancelling awards in exchange for a cash payment; and (v) providing that awards may be assumed, exchanged, replaced or continued by the successor or surviving corporation with cash, securities, rights or other property. In the event of a structural change of the Company (i.e., a transaction in which the Company’s shares immediately prior to the transaction are converted into or exchanged for shares that represent at least a majority of the share capital of the surviving corporation, such as a re-domestication of the Company or a share flip), outstanding awards will be exchanged or converted into awards to acquire shares of the company (if it is the surviving corporation) or the successor company in accordance with the applicable exchange ratio.

The 2018 Plan is administered by the Board, provided that the Board may delegate its authority to the Compensation Committee to administer the 2018 Plan.

The 2018 Plan provides for granting awards in compliance with Section 102 of the Ordinance, which provides to employees, directors and officers of the Company, who are not controlling shareholders (as defined in the Ordinance) of the Company and are Israeli residents, potential favorable tax treatment for compensation in the form of shares or equity awards issued or granted, as applicable, to a trustee under the Capital Gains Track for the benefit of the relevant employee, director or officer, subject to compliance with the terms and conditions of such tax track. Under the Capital Gains Track, any accounting expense with respect to the grant or issuance of such shares or awards which relates to gain taxed as capital gains is not allowed as a deduction for tax purposes.

PROPOSAL ONE — ELECTION OF DIRECTORS

Director Nominees

In accordance with the Companies Law and without derogating from the appointment requirements listed above, each of the nominees has certified to us that he meets all the requirements of the Companies Law for election as a director of a public company, possesses the necessary qualifications and has sufficient time in order to fulfill his duties as our director, taking into account our size and special needs.

Shareholders are being asked to elect the director nominees listed below.

Name	Term Expires

Gerald Lieberman	2026 Annual Meeting of shareholders

Gerald Ostrov	2026 Annual Meeting of shareholders

Sean Ellis	2026 Annual Meeting of shareholders

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the director nominees listed above. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The section titled “Directors & Executive Officers” of this proxy contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board to determine that Mr. Lieberman, Mr. Ostrov and Mr. Ellis should serve as Class III directors of the Company.

We believe that Mr. Lieberman, Mr. Ostrov and Mr. Ellis possess the experience, skills, and qualities to fully perform their duties as directors and contribute to our success. Mr. Lieberman, Mr. Ostrov and Mr. Ellis have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their respective fields, they understand the interests and issues that are important to our shareholders, and they are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Proposal

Shareholders are being asked to adopt the following resolutions:

(a)	“RESOLVED, that Mr. Gerald Lieberman is hereby elected to serve as a Class III member of the Board until the 2026 Annual Meeting.”

(b)	“RESOLVED, that Mr. Gerald Ostrov is hereby elected to serve as a Class III member of the Board until the 2026 Annual Meeting.”

(c)	“RESOLVED, that Mr. Sean Ellis is hereby elected to serve as a Class III member of the Board until the 2026 Annual Meeting.”

Vote Required

Election of the above named director nominees requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” each director nominee in Proposal One. Each director nominee shall be voted separately. Abstentions and broker non-votes will have no effect on the outcome of Proposal One.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the election of each of the directors nominated for service under this proposal.

PROPOSAL TWO — RATIFICATION AND APPROVAL OF THE REVISED COMPENSATION TERMS FOR MIRANDA TOLEDANO, OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR

Background

In connection with Ms. Toledano’s appointment as the Company’s Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy in May 2022, Ms. Toledano entered into an employment agreement (the “Original Employment Agreement”) with the Company, providing for an annual employer cost of $350,000 inclusive of base salary, pension payments, severance and disability benefits, as required under Israeli law. Additionally, Ms. Toledano was entitled to a grant of options pursuant to the Company’s 2018 Equity Incentive Plan to purchase 500,000 Ordinary Shares at an exercise price of $2.02 per share, the closing price of the Ordinary Shares on the date the option was approved by the Board. The options vest over four years, with 25% of the options vesting on May 16, 2023, and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. In addition, Ms. Toledano was eligible to receive an annual bonus in an amount equal to 50% of her annual base salary. Under the Original Employment Agreement, Ms. Toledano also agreed to customary non-disclosure and non-competition covenants.

In connection with Ms. Toledano’s appointment as CEO, on July 15, 2022, Ms. Toledano and the Company entered into an amended and restated employment agreement (the “A&R Employment Agreement”), which amends and restates the Original Employment Agreement. The material terms of the Original Employment Agreement remain unchanged, except that the A&R Employment Agreement provides for (i) Ms. Toledano’s service as CEO, (ii) an annual employer cost of $380,000 inclusive of base salary, pension payments, severance and disability benefits, as required under Israeli law, (iii) eligibility to receive an annual bonus in an amount equal to 60% of Ms. Toledano’s annual base salary, (iv) a one-time separation payment in the total amount of 12 months of salary and an extension of the exercise period with respect to vested options for a period of up to two-years post-termination, in each case in the event of the termination of Ms. Toledano’s employment by the Company for any reason other than for Cause (as defined in the A&R Employment Agreement), (v) an additional grant of options (the “Options”) pursuant to the Company’s 2018 Equity Incentive Plan to purchase 600,000 Ordinary Shares at an exercise price of $1.40, which was the closing price of the Ordinary Shares on the date the Board approved such option grant and (vi), upon the Company’s achievement of certain performance or financial milestones, a grant of options (the “Additional Options”) to purchase an additional 200,000 Ordinary Shares pursuant to the Company’s 2018 Equity Incentive Plan at an exercise price equal to the closing price of the Ordinary Shares on the date the Board approves such option grant. The Options will vest over four years, with 25% of the Options vesting on July 15, 2023, and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. The Additional Options will vest over four years, with 25% of the Additional Options vesting on the first anniversary of the grant date and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment.

Pursuant to the Companies Law, any transaction between us and a member of our Board, relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders.

Revised Compensation Terms

On April 24, 2023, the Compensation Committee and the Board voted to approve a salary increase and an option grant for Ms. Toledano, in accordance with the terms below, which were deemed by the Board to be within the range set in the Company's compensation policy and the 2023 comparative executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and in the United States.

In the event that this Proposal Two is approved, the salary increase will automatically become effective upon the occurrence of a “Triggering Event”, which means the earlier of (i) January 1, 2024, and (ii) the occurrence of certain capital raising transactions or strategic partnerships during 2023.

Our Compensation Committee and Board believe that it is in the best interest of the Company and our shareholders to approve the revised terms of compensation of Ms. Toledano, our Chief Executive Officer, and to reflect such revised terms in her employment agreement.

The revised terms of compensation of Ms. Toledano, effective as of the approval of our shareholders at this Annual Meeting, are as follows:

(i)
2023 Option Grant. Ms. Toledano will be entitled to receive an additional one-time grant of options to purchase an additional 350,000 Ordinary Shares of the Company (the “2023 Options”), at an option exercise price of $0.795 per Ordinary Share, under the Company’s 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2023 Options shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2023 Options shall vest over a four (4) year period, with 25% of the 2023 Options vesting at the end of a 12-month period following April 24, 2023, and the remaining 75% of the 2023 Options vesting in 12 substantially equal portions over the next three (3) year period thereafter, on a quarterly basis, rounded down to the nearest whole share (i.e., such that one hundred percent (100%) of the 2023 Options shall become fully vested on the fourth (4th) anniversary of the grant date by the Board); provided, that with respect to the last such quarterly installment, the number of 2023 Options that vest in such installment shall be such that Ms. Toledano will be fully vested in the total number of 2023 Options listed above as of such applicable quarterly anniversary. The expiration date of the 2023 Options shall be April 24, 2033, or such earlier date in accordance with the 2018 Plan or the Company's option agreement.

(ii)
Salary Increase. Ms. Toledano will be entitled to an annual employer cost of US $480,000 (the “Updated Salary”), effective as of the occurrence of a Triggering Event, in accordance with the Company’s regular payroll practice in effect from time to time. For the avoidance of doubt, all other terms and social benefits under the A&R Employment Agreement affected by a base salary shall be updated in accordance with the Updated Salary effective as of the occurrence of a Triggering Event.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the revised compensation items to Miranda Toledano, our Chief Executive Officer, as described in Proposal Two of the Company’s Proxy Statement for the Company’s 2023 Annual Meeting, be, and are hereby, ratified and approved.”

Vote Required

Proposal Two requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Two, and abstentions and broker non-votes have no effect on the outcome of Proposal Two.  In addition to the simple majority vote described above, the Companies Law requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of this Proposal Two. If you do not confirm that you do not have a personal interest in Proposal Two, your proxy will not be voted on the Proposal.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

PROPOSAL THREE — RATIFICATION AND APPROVAL OF A ONE-TIME GRANT OF COMPENSATION TO HAYA TAITEL, A DIRECTOR

Background

Pursuant to the Companies Law, any transaction between us and a member of our Board, relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders.

The shareholders convened and resolved in the annual general meeting of the shareholders dated October 4, 2021, that each of the Company's non-executive directors, whether currently in office or appointed in the future, will be entitled to receive: (i) an annual cash payment with respect to service on the Board and respective committees of the Board and (ii) an annual grant of options to purchase Ordinary Shares, pursuant to the Company’s 2018 Plan on January 1 of each calendar year. Haya Taitel shall receive the cash and equity compensation due to her as a member of the Board and the applicable committees under the terms and conditions as previously approved by the Shareholders in October 2021.

In order to incentivize Ms. Taitel to join as a new member of the Board, on June 4, 2023 and  June 6, 2023 our Compensation Committee and our Board, respectively, determined to grant Ms. Taitel a one-time grant of compensation (in addition to the cash compensation due to her as a non-executive directors effective as of date of her appointment to the Board and annual equity compensation due to her as any other non-executive directors of the Board effective as of January 2024 as described above), subject to the approval of this Proposal Three, as follows.

(i)
As of June 6, 2023, a one-time grant of options to purchase 33,368 Ordinary Shares under the 2018 Plan, subject to the requirements of applicable laws and regulations. The options will have an exercise price of $0.809, and will vest over three (3) years, in substantially 12 equal quarterly installments, so long as she has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date. The expiration date of the options shall be June 6, 2033 or such earlier date in accordance with the 2018 Plan or the Company's option agreement.

Our Compensation Committee and Board believe that it is in the best interest of our shareholders and the Company to ratify and approve the one-time grant of compensation to Ms. Taitel. We are now seeking shareholder approval, as required under the Companies Law, by a Special Majority approval, of the one-time grant of compensation of Ms. Taitel, as described herein.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the one-time grant of compensation to Ms. Haya Taitel, as described in Proposal 3 of the Company’s Proxy Statement for the Company’s 2023 Annual General Meeting, be, and hereby is, ratified and approved.”

Vote Required

Proposal Three requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Three, and abstentions and broker non-votes have no effect on the outcome of Proposal Three.  In addition to the simple majority vote described above, the Companies Law requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of this Proposal Three. If you do not confirm that you do not have a personal interest in Proposal Three, your proxy will not be voted on the Proposal.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

PROPOSAL FOUR—APPROVAL OF THE AMENDMENT TO THE ARTICLES OF ASSOCIATION TO EFFECT A REVERSE SHARE SPLIT

Background

Our Board has deemed it advisable and in the best interest of the Company that our shareholders authorize the Board to approve an amendment to the Articles to effect the Reverse Share Split, only if and to the extent necessary in order to comply with the continued listing requirements of Nasdaq at any time prior to the September 13, 2024 (as determined by the Board), at a ratio in the range of 1-for-5 to 1-for-11. If our shareholders authorize the Board to approve an amendment to the Articles to effect the Reverse Share Split, then the Board will determine whether to implement the Reverse Share Split, if at all, as well as the Effective Ratio within the Range at which the Reverse Share Split will be effected. If we implement the Reverse Share Split, the par value of our Ordinary Shares will be amended to reflect the Effective Ratio. If this Proposal Four is approved, the Board, in its sole discretion, will have the authority to decide whether to implement the Reverse Share Split at any time on or prior to September 13, 2024, and if such Reverse Share Split has been approved by the Board, the Articles shall be amended accordingly. If the Board decides to implement the Reverse Share Split, no further action on the part of shareholders would be required to implement or abandon the Reverse Share Split. If the Reverse Share Split is implemented, then the number of the Ordinary Shares would be reduced in accordance with the Effective Ratio selected by the Board. If the Reverse Share Split is implemented, then we will communicate to the public, prior to the effective date of the Reverse Share Split (the “Effective Date”), information regarding the Reverse Share Split, including the Effective Ratio. Notwithstanding shareholder approval of this Proposal Four, the Board may elect not to implement the Reverse Share Split.  If the Reverse Share Split has not been implemented by the Board by the close of business on September 13, 2024, then the Board will have been deemed to have abandoned the Reverse Share Split. For the avoidance of doubt, if this Proposal Four is approved by the shareholders, the Board will have the authority to, if the Board deems it necessary in order to comply with the continued listing requirements of Nasdaq during any given time prior to the Effective Date, effect the Reverse Share Split and approve an amendment to the Articles accordingly, if at all, at any time before September 13, 2024 (regardless of whether the Company has regained compliance with the continued listing requirements of Nasdaq  prior to September 13, 2024).

If this Proposal Four is approved, the Board, in its sole discretion, may elect not to implement the Reverse Share Split. However, the Board believes that having the authority to take such an action is an important proactive step to comply with the continued listing requirements of Nasdaq and maintain and build shareholder value. If the Company proceeds with the Reverse Share Split, the Reverse Share Split will be effected only at the Effective Ratio determined by the Board within the Range. The Reverse Share Split, if completed, would affect all of our holders of Ordinary Shares uniformly, with the number of outstanding Ordinary Shares being reclassified and combined into a lesser number of shares (without reducing our authorized share capital).

Purpose and Advantages of the Reverse Share Split

Meet Certain Continued Listing Requirements of the Nasdaq Capital Market

On June 29, 2023, we received a written notice from the Nasdaq Stock Market, notifying us that, based on the closing bid price of our Ordinary Shares for the prior 30 consecutive trading days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

Under Nasdaq Listing Rule 5810(c)(3)(A), if, during the 180 calendar day period following the date of a notice of noncompliance with the Minimum Bid Price Requirement (the “Compliance Period”), the closing bid price of the applicable listed security is at or above $1.00 for at least 10 consecutive business days (with such compliance period extendable at the discretion of Nasdaq), Nasdaq would then provide written confirmation that the company has regained compliance with the Minimum Bid Price Requirement.

Our Board has considered the volatility of the market currently and in recent years, the recent trading price data and history of our Ordinary Shares, and the potential harm to us and our shareholders should our Ordinary Shares again fail to satisfy the Minimum Bid Price Requirement, which could lead to delisting from Nasdaq. Delisting could adversely affect the liquidity of our Ordinary Shares because alternatives to Nasdaq, such as the OTC Bulletin Board and pink sheets, are generally considered less efficient markets. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Ordinary Shares on an over-the-counter market. Many investors may not buy or sell our Ordinary Shares due to difficulty in accessing over-the-counter markets or policies preventing them from trading in securities not listed on a national exchange or for other reasons. The Board believes that it is in the best interests of the Company and its shareholders that our shareholders authorize the Board to, if the Board deems it necessary in order to comply with the continued listing requirements of Nasdaq, approve an amendment to the Articles to effect the Reverse Share Split and provide the Board with the flexibility to deploy, if necessary, an expeditious and potentially effective means for us to maintain compliance with the Minimum Bid Price Requirement. The Board believes that this could avoid, or mitigate, the likely adverse consequences of our Ordinary Shares being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our Ordinary Shares.

Potentially Improve the Marketability and Liquidity of our Ordinary Shares

Our Board believes that the increased market price of our Ordinary Shares, should the Reverse Share Split be implemented, could improve the marketability and liquidity of our Ordinary Shares and encourage trading in our Ordinary Shares.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

We believe that the Reverse Share Split, if implemented, and an increase in our share price may make our Ordinary Shares more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced shares or tend to discourage individual brokers from recommending low-priced shares to their customers, which reduces the number of potential purchasers of our Ordinary Shares. In addition, some of those policies and practices may function to make the processing of trades in low-priced shares economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced shares because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such shares. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced shares. Further, lower-priced shares have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our Ordinary Shares, but also our market liquidity.

Certain Risks Associated with the Reverse Share Split

There are certain risks associated with a reverse share split, and we cannot accurately predict or assure you that the Reverse Share Split, if completed, will produce or maintain the desired results. However, our Board believes that, in the event that the Reverse Share Split is necessary in order to comply with the continued listing requirements of Nasdaq, the benefits to the Company and our shareholders of implementing the Reverse Share Split will outweigh the risks and recommends that you vote in favor of the authorizing the Board to implement Reverse Share Split.

We cannot assure you that the proposed Reverse Share Split, if effected, will increase our share price. There can be no assurance that the total market capitalization of our Ordinary Shares (the aggregate value of all of our outstanding Ordinary Shares at the then market price) after the Reverse Share Split will be equal to or greater than the total market capitalization before the Reverse Share Split, that the per share market price of our Ordinary Shares following the Reverse Share Split will either equal or exceed the current per share market price or that our Ordinary Shares will not be subject to delisting by Nasdaq.

On July 24, 2023, the closing sale price of our Ordinary Shares was $ 0.829 per share. We expect that the Reverse Share Split, if effected, will increase the per share trading price of our Ordinary Shares. However, we cannot assure you that the market price per share of our Ordinary Shares after the Reverse Share Split will rise or remain constant in proportion to the reduction in the number of Ordinary Shares outstanding before the Reverse Share Split. The effect of the Reverse Share Split, if effected, on the per share trading price of our Ordinary Shares cannot be predicted with any certainty, and the history of reverse share splits for other companies is varied, particularly since some investors may view a reverse share split negatively. In many cases, the market price of a company’s shares declines after a reverse share split, or the market price of a company’s shares immediately after a reverse share split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of such reverse share split. Accordingly, there can be no assurance that the total market capitalization of our Ordinary Shares after the implementation of the Reverse Share Split, if completed, will be equal to or greater than the total market capitalization before the Reverse Share Split or that the per share market price of our Ordinary Shares following the Reverse Share Split will increase in proportion to the reduction in the number of Ordinary Shares outstanding in connection with the Reverse Share Split.

Reducing the number of outstanding Ordinary Shares through the Reverse Share Split, if we decide to proceed with the Reverse Share Split, is intended, absent other factors, to increase the per share trading price of our Ordinary Shares. However, even if we implement the Reverse Share Split, the per share trading price of our Ordinary Shares may decrease due to factors unrelated to the Reverse Share Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Ordinary Shares. As a result, there can be no assurance that the Reverse Share Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our Ordinary Shares will increase following the Reverse Share Split or that the per share trading price of our Ordinary Shares will not decrease in the future. We can provide no assurances concerning the trading price of our Ordinary Shares if the Reverse Share Split is effected or concerning future fluctuations in the market prices of our Ordinary Shares after the Reverse Share Split. Further, the Range was established based on certain current assumptions of the Board, and, as a result, there can be no assurance that the Reverse Share Split will have the effect of regaining compliance with the continued listing requirements of Nasdaq for the required Compliance Period.

The proposed Reverse Share Split may decrease the liquidity of our Ordinary Shares and result in higher transaction costs

The liquidity of our Ordinary Shares may be negatively impacted by the Reverse Share Split, if effected, given the reduced number of shares that would be outstanding after the Reverse Share Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Share Split. In addition, if the Reverse Share Split is implemented, it could increase the number of our shareholders who own “odd lots” of fewer than 100 Ordinary Shares. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 Ordinary Shares. In addition, although we believe the Reverse Share Split may enhance the marketability of our Ordinary Shares to certain potential investors, we cannot assure you that, if implemented, our Ordinary Shares will be more attractive to investors. While our Board believes that a higher share price may help generate the interest of new investors, the Reverse Share Split, if effected, may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Ordinary Shares may not improve as a result of a Reverse Share Split, if effected, and could be adversely affected by a higher per share price. Accordingly, the Reverse Share Split, if implemented, may not achieve the desired results of increasing marketability of our Ordinary Shares as described above.

Procedure for Effecting the Reverse Share Split if Deemed Necessary by the Board

If the shareholders approve the Reverse Share Split proposal, the Effective Date of the Reverse Share Split is effected and deemed necessary in order to comply with the continued listing requirements of Nasdaq, will be determined by the Board in its sole discretion and disclosed in a public announcement.

If, at any time prior to the Board lawfully adopting the Reverse Share Split, notwithstanding shareholder approval, and without further action by the shareholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s shareholders to delay the adoption of the Reverse Share Split, then the Reverse Share Split may be delayed or abandoned. The Board reserves the right to abandon the Reverse Share Split without further action by our shareholders at any time before it is adopted, even if the authority to effect the Reverse Share Split has been approved by our shareholders at the Annual Meeting. By voting in favor of this Proposal Four, you are expressly authorizing the Board to delay, not to proceed with, or abandon, the Reverse Share Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its shareholders.

If a Reverse Share Split is effected, then, after the date on which it is effected, as determined by the Board, our Ordinary Shares will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. After the Reverse Share Split, if completed, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Ordinary Shares will continue to be listed on Nasdaq under the symbol “ENTX” subject to any future change of listing of our securities, although it will be considered a new listing with a new CUSIP number. The Reverse Share Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Criteria to Be Used for Decision to Proceed with the Reverse Share Split and the Authorized Share Reduction

If the shareholders approve this Proposal Four, then the Board will be authorized to proceed with the Reverse Share Split, if deemed necessary in order to comply with the continued listing requirements of Nasdaq. In determining whether to proceed with the Reverse Share Split, if at all, and setting the Effective Ratio, the Board, or an authorized committee thereof, will consider a number of factors, including Nasdaq listing requirements, market conditions, existing and expected trading prices of the Ordinary Shares, and actual or forecasted results of operations.

Effect of the Reverse Share Split

If approved and implemented, the Reverse Share Split will be realized simultaneously and in the same ratio for all of our issued and outstanding Ordinary Shares. The Reverse Share Split, if effected, will affect all holders of our Ordinary Shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Share Split would not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Share Split, if implemented, would also affect the outstanding options, warrants, restricted share units and other convertible securities (if any), including such equity securities outstanding or reserved for issuance under the Company's equity compensation plans (collectively, the “Outstanding Equity Rights”). Generally, the plans and other documents pertaining to our Outstanding Equity Rights include provisions providing for adjustments in the event of a reverse share split in order to maintain the same economic effect. Specifically, and without derogating from the generality of the aforesaid, the exercise price and/or purchase price, as the case may be, and the number of Ordinary Shares issuable pursuant to Outstanding Equity Rights will be adjusted pursuant to the terms of such instruments in connection with the Reverse Share Split, if effected.

The authorized share capital of the Company as set forth in our Articles (and prior to the implementation of the Reverse Share Split, if any) consist of NIS 10,770 divided into 140,010,000 Ordinary Shares. The Reverse Share Split, would, if effected, decrease the number of outstanding Ordinary Shares; however, the authorized share capital of the Company will not be changed as a result of the Reverse Share Split.

Effect on Beneficial Holders of Ordinary Shares

If we effect the Reverse Share Split, we intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Share Split for their beneficial holders holding our Ordinary Shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Share Split, if necessary. If a shareholder holds Ordinary Shares with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered Holders of Ordinary Shares

Certain of our registered holders of Ordinary Shares may hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC, and no action would need to be taken to receive post-Reverse Share Split shares. If a shareholder is entitled to post-Reverse Share Split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of Ordinary Shares held following the Reverse Share Split, if effected.

No Appraisal Rights

No appraisal rights are available under the Companies Law or under the Articles to any shareholders who dissent from the proposal to approve the Reverse Share Split, and the Company does not intend to independently provide shareholders with any such right in the event that the Reverse Share Split is approved and effected.

Fractional Shares

No fractional shares would be issued as a result of the Reverse Share Split, if implemented. Instead, all fractional shares will be rounded up to the nearest whole number of shares.

Accounting Matters

The Reverse Share Split, if completed, will affect the par value per share of our Ordinary Shares, which will be adjusted proportionally based on the Effective Ratio. As a result, as of the Effective Date of the Reverse Share Split, if effected, the stated capital attributable to Ordinary Shares on our balance sheet will not be changed (subject to the treatment of fractional shares). The Company does not anticipate that any other accounting consequences, including changes to the amount of share-based compensation expense to be recognized in any period, will arise as a result of the Reverse Share Split, if effected.

Material United States Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Share Split to us and to U.S. Holders (as defined below) that hold our Ordinary Shares as “capital assets” for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (as defined below). This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the proposed Reverse Share Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Share Split.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold our Ordinary Shares as part of a hedge, straddle, conversion or other risk reduction transaction, persons who acquired our common stock in connection with employment or the performance of services. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Ordinary Shares and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Share Split to them.

This summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Share Split. The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the proposed Reverse Share Split are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Share Split, whether or not they are in connection with the proposed Reverse Share Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Share Split may not be the same for all shareholders. U.S. Holders (as defined below) should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE SHARE SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE SHARE SPLIT.

Tax Consequences to the Company

We believe that the proposed Reverse Share Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Assuming the Reverse Share Split qualifies as a reorganization under Section 368(a)(1)(E), we should not recognize taxable income, gain or loss in connection with the proposed Reverse Share Split.

Tax Consequences to U.S. Holders

Assuming the Reverse Share Split qualifies as a reorganization under Section 368(a)(1)(E) and subject to the discussion below regarding passive foreign investment company (“PFIC”) status, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Share Split for U.S. federal income tax purposes, except with respect to adjustments that may result from the treatment of fractional Ordinary Shares, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in our Ordinary Shares received pursuant to the proposed Reverse Share Split should equal the aggregate adjusted tax basis of our Ordinary Shares exchanged therefor (increased by income or gain recognized, if any, on receipt of a whole Ordinary Share in lieu of a fractional Ordinary Share). Except in the case of any portion of an Ordinary Share treated as a dividend or as to which a U.S. Holder recognizes capital gain as a result of the treatment of fractional Ordinary Shares, the U.S. Holder’s holding period in the Ordinary Shares received pursuant to the proposed Reverse Share Split should include the holding period in the Ordinary Shares exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of Ordinary Shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The U.S. federal income tax treatment of fractional Ordinary Shares being rounded up to the next whole Ordinary Share is uncertain. A U.S. Holder that receives a whole Ordinary Share in the Reverse Share Split in lieu of a fractional Ordinary Share might recognize income, which may be characterized either as capital gain or as a dividend to the extent of the portion of our accumulated earnings and profits (if we have any) attributable to the rounded Ordinary Share. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional Ordinary Shares being rounded to the next whole Ordinary Share (including the holding period of a whole Ordinary Share received in exchange for a fractional Ordinary Share in the Reverse Share Split). A U.S. Holder of our Ordinary Shares may be subject to information reporting and backup withholding on any amount characterized as a dividend due to the receipt of a whole Ordinary Share in lieu of a fractional Ordinary Share, as discussed above. A U.S. Holder of our Ordinary Shares may be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our Ordinary Shares should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Pursuant to Section 1291(f) of the Code, to the extent provided in the Treasury Regulations, if a U.S. person transfers stock in a PFIC in a transaction that does not result in full recognition of gain, then any unrecognized gain is required to be recognized notwithstanding any nonrecognition provision in the Code. The U.S. Department of the Treasury has issued proposed regulations under Section 1291(f) of the Code, but these regulations have not been finalized. The IRS could take the position that Section 1291(f) of the Code is effective even in the absence of finalized regulations, or the regulations could be finalized with retroactive effect. Accordingly, no assurances can be provided as to the potential applicability of Section 1291(f) of the Code to the Reverse Share Split.

There is a risk that we may be treated as a PFIC for any taxable year. The application of the PFIC rules to a company like us is subject to uncertainties and, for the reasons described below, we cannot express a view as to whether we will be a PFIC for the current or any future taxable year. In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income, or the income test, or (ii) 50% or more of the average value of its assets consists of assets (generally determined on a quarterly basis) that produce, or are held for the production of, passive income, or the assets test. Generally, passive income includes interest, dividends, rents, royalties and certain gains, and cash is generally treated as a passive asset that produces passive income for PFIC purposes. The assets shown on our balance sheet consist, and are expected to continue to consist, primarily of cash and cash equivalents for the foreseeable future. Therefore, whether we will satisfy the assets test for the current or any future taxable year will depend largely on the quarterly value of our goodwill and on how quickly we utilize our cash in our business. Because (i) the value of our goodwill may be determined by reference to the market price of our Ordinary Shares, which has been, and may continue to be volatile given the nature and early stage of our business, (ii) we hold, and expect to continue to hold, a significant amount of cash, and (iii) a company’s annual PFIC status can be determined only after the end of each taxable year, we cannot express a view as to whether we will be a PFIC for the current or any future taxable year. In addition, it is not clear how to apply the income test to a company like us, which is still developing its key intangible assets and whose overall losses from research activities significantly exceed the amount of its income (including passive income). If our losses from research and development activities are disregarded for purposes of the income test, we may be a PFIC for any taxable year if 75% or more of our gross income (as determined for U.S. federal income tax purposes) for the relevant year is from interest and financial investments. Because the revenue shown on our financial statements is not calculated based on U.S. tax principles, and because for any taxable year we may not have sufficient (or any) non-passive revenue, there is a risk that we may be or become a PFIC under the income test for any taxable year.

If the Company is treated as a PFIC with respect to a U.S. Holder and Section 1291(f) were to be applied to the U.S. Holder’s exchange of our Ordinary Shares pursuant to the Reverse Share Split, the U.S. Holder may be required to recognize any gain realized on such exchange. Under the proposed Treasury Regulations mentioned above, if the Company were treated as a PFIC for any prior taxable year during which a U.S. Holder held our Ordinary Shares and the Company is treated as a PFIC at the time of the Reverse Share Split such that such U.S. Holder receives shares of a PFIC in the Reverse Share Split, such U.S. Holder would not be required to recognize any gain realized pursuant to the Reverse Share Split; however, if the Company is not treated as a PFIC at the time of the Reverse Share Split, such U.S. Holder may be required to recognize any gain realized pursuant to the Reverse Share Split but this is not clear. As discussed above, these proposed Treasury Regulations have not been finalized and, therefore, we cannot be certain if such proposed Treasury Regulations would be applicable to the Reverse Share Split. Any gain required to be recognized pursuant to the Reverse Share Split generally would be subject to the “excess distribution” rules under Section 1291 of the Code. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Share Split if the Company were treated as a PFIC.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Share Split.

Certain Israeli Tax Consequences

The following discussion summarizing certain Israeli income tax consequences of the Reverse Share Split is based on the Israeli Income Tax Ordinance [New Version], 1961, as amended (the “Ordinance”), and the policy of the Israel Tax Authority (the “ITA”) as currently in effect and is for general information only. The Ordinance and ITA policy are subject to change retroactively as well as prospectively. This summary does not purport to be a complete discussion of all the possible Israeli income tax consequences and is included for general information only. Further, it does not address the tax treatment of any fractional shares that may result from the Reverse Share Split. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Share Split.

Generally, a reverse share split could be viewed for Israeli tax purposes as a sale of the Ordinary Shares held by each shareholder prior to the Reverse Share Split, with the consideration being the new Ordinary Shares received in the Reverse Share Split. Such sale (or deemed sale) of Ordinary Shares will generally be viewed as a capital gain taxable event for Israeli tax purposes and will result in the recognition of capital gain or capital loss for Israeli income tax purposes, unless an applicable exemption is provided in Israeli tax law or under an applicable treaty for the prevention of double taxation that exists between the State of Israel and the country of residence of the shareholder.

However, Income Tax Ruling 15/07 issued by the ITA provides that if certain requirements are met, a reverse share split would not be viewed as a capital gain taxable event and the aggregate tax basis of the New Shares received (or deemed received) in the Reverse Share Split will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged (or deemed exchanged) therefor. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered (or deemed surrendered) in the Reverse Share Split. The requirements of the foregoing ruling are as follows: the Reverse Share Split shall apply the same conversion ratio for all Company shares and all of the Company’s shareholders; there will be no change in the shareholders’ rights (whether in their voting rights or rights for profits) as a result of the Reverse Share Split; the Reverse Share Split shall not include any consideration, compensation or other economic benefit (whether by cash or by cash equivalents) paid or accrued to the shareholders or to the Company; the economic value of all of the issued shares shall not be affected by the Reverse Share Split; and the Reverse Share Split will not effect any change other than the number of issued shares. We believe that the Reverse Share Split meets the requirements of the foregoing ruling and accordingly, that the Reverse Share Split would not be viewed as a capital gain taxable event and the aggregate tax basis of the New Shares received (or deemed received) in the Reverse Share Split will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged (or deemed exchanged) therefor. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered (or deemed surrendered) in the Reverse Share Split. Our view regarding the tax consequences of the Reverse Share Split is not binding on the ITA or the courts. Accordingly, each shareholder should consult with his, her or its own tax advisor with respect to all of the potential Israeli tax consequences to such shareholder of the Reverse Share Split.

THE U.S. AND ISRAELI TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT MAY DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER IS ADVISED TO CONSULT THE SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE SHAREHOLDER OF THE REVERSE SHARE SPLIT.

Proposal

Shareholders are being asked to adopt the following resolutions:

“RESOLVED, to authorize the Board to, if the Board deems it necessary in order to comply with the continued listing requirements of Nasdaq, approve an amendment to the Articles to effect the Reverse Share Split with respect to the Ordinary Shares of the Company, at any time prior to September 13, 2024, within a range between five (5) pre-reverse-split shares for one (1) post-reverse-split share and eleven (11)  pre-reverse-split shares for one (1) post-reverse-split share, with the Effective Ratio to be a ratio within the Range to be determined at the discretion of our Board and included in a public announcement by the Company before the effectiveness of the Reverse Share Split.”

Vote Required

The proposal requires the affirmative vote of the holders of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Four. Abstentions and broker non-votes will have no effect on outcome of Proposal Four.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

PROPOSAL FIVE — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee has selected Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) as our independent registered public accountants for the fiscal year commencing January 1, 2023, and until the next annual meeting of shareholders and approved its compensation, subject to our shareholders’ approval of the Board’s and Audit Committee’s authorization to set their compensation. Kesselman & Kesselman has served as our principal independent registered public accounting firm for each of the two years ended December 31, 2021 and 2022.

In selecting Kesselman & Kesselman as the Company’s independent registered public accounting firm for 2023, the Audit Committee considered several factors, including:

•	The professional qualifications of Kesselman & Kesselman, the lead audit partner, and other key engagement personnel.
•	Kesselman & Kesselman’s independence and its processes for maintaining its independence.
•	Kesselman & Kesselman’s depth of understanding of the Company’s business, accounting policies and practices, and internal control over financial reporting.
•	The appropriateness of Kesselman & Kesselman’s fees for audit and non-audit services.
•	The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Kesselman & Kesselman.

We expect a representative of Kesselman & Kesselman to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Proposal

Shareholders are being asked to ratify and approve the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited as our independent registered public accountants for the fiscal year ending December 31, 2023, and to authorize the Board and Audit Committee to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board delegated the authority to set the fees of the auditors to the Audit Committee. The Audit Committee pre-approved all services to be performed by, and compensation to be paid to, the auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the appointment of Kesselman & Kesselman, a member firm of PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023, be, and it hereby is, ratified and approved, and that the Board (or the Audit Committee, if authorized by the Board) be and hereby is, authorized to determine the compensation of the auditors in accordance with the volume and nature of their services.”

Vote Required

The proposal requires the affirmative vote of the holders of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Five. Abstentions and broker non-votes will have no effect on outcome of Proposal Five.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

Fees Paid to Kesselman & Kesselman

	Year Ended December 31,
	2022	2021
Audit fees (1)	$194,000	$190,000
Tax fees(2)	7,500	6,500
Total fees	$201,500	$196,500
______________________________

(1)
Includes professional services rendered in connection with the audit of our annual financial statements and the review of our interim financial statements and services related to the company’s initial public offering and other registration statements.

(2)	Tax consulting services.

Audit Committee Pre-approval Policies and Procedures

Our Audit Committee is responsible for pre-approving audit and non-audit services provided to us by our independent registered public accounting firm. All of the non-audit services provided to us by the independent auditors following the formation of our Audit Committee were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Gerald M. Ostrov, and members, Yonatan Malca and Sean Ellis. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Ostrov has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting, and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the stockholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2022, the Audit Committee routinely met and held discussions with management and Kesselman & Kesselman, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Kesselman & Kesselman regarding the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor (if required). The Audit Committee reviewed the annual plan and scope of work to be performed by Kesselman & Kesselman, and met outside of the presence of management with Kesselman & Kesselman to discuss their respective audit results, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the Company those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from the Company disclosing such matters.

The Audit Committee also discussed with Kesselman & Kesselman the firm’s independence from the Company and its management team, and reviewed the written disclosures and letter from Kesselman & Kesselman pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Kesselman & Kesselman’s independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s 2022 Annual Report.

The Audit Committee:

Gerald M. Ostrov (Chair)
Yonatan Malca
Sean Ellis

WHERE TO OBTAIN ADDITIONAL INFORMATION

We maintain an internet website at https://investors.enterabio.com/. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found under the Company — Investors — Corporate Governance section of our website, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2022 Annual Report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investors — SEC Filings section of our website at https://investors.enterabio.com/.

A request for a copy of such report should be directed to Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel. A copy of any exhibit to the 2022 Annual Report will be forwarded following receipt of a written request with respect thereto addressed to Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel.

EXPENSES RELATING TO THIS PROXY STATEMENT

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by personal interview, telephone, facsimile, email or other method without extra compensation for that activity. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the related costs. We may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Ordinary Shares.

STATEMENTS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2022

In accordance with Section 60(b) of the Companies Law, shareholders are invited to discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2022. The 2022 Annual Report, including our audited Consolidated Financial Statements, is available on the Investors section of our website, at ir.Entera.com as well as at www.voteproxy.com.

No vote is required regarding this item.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors, /s/Gerald Lieberman Gerald Lieberman Chairman of the Board

August 15, 2023

ENTERA BIO LTD.

PROXY CARD

FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, SEPTEMBER 13, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ms. Miranda Toledano and Ms. Dana Yaacov-Garbeli as the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all of the ordinary shares of Entera Bio Ltd. (the “Company”), held of record in the name of the undersigned at the close of business on Friday, August 4, 2023, at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, September 13, 2023, at 08:00 AM Eastern Time at Kirvat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to the proposals described below, this Proxy will be voted “FOR” such proposal and in such manner as the holder of the proxy may determine with respect to any other business as may properly come before the Annual Meeting or all and any adjournments or postponements thereof. Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement of the Company relating to the Annual Meeting.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ENTERA BIO LTD.

Wednesday, September 13, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/22270

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS ON THE AGENDA OF THE MEETING
Please: (i) be certain to complete items 1-5 below; (ii) sign, date and return promptly in the enclosed envelope; and (iii) mark your vote in blue or black ink as shown here ☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1a.	To elect Mr. Gerald Lieberman as a Class III member of the Board of Directors until the 2026 Annual Meeting.	☐	☐	☐	2.	To ratify and approve the revised compensation terms, as described in the accompanying proxy statement, to Ms. Miranda Toledano, our Chief Executive Officer and a Director.	☐	☐	☐
							YES	NO
1b.	To elect Mr. Gerald Ostrov as a Class III member of the Board of Directors until the 2026 Annual Meeting.	☐	☐	☐
Are you a controlling shareholder or do you have a personal interest in the approval of this Proposal #2? Please note: If you do not respond, you will be presumed to have a personal interest, as defined in the enclosed Proxy Statement.
							☐	☐

1c.	To elect Mr. Sean Ellis as a Class III member of the Board of Directors until the 2026 Annual Meeting.	☐	☐	☐	3.	To ratify and approve a one-time grant of compensation to Ms. Haya Taitel, a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

							YES	NO

Are you a controlling shareholder or do you have a personal interest in the approval of this Proposal #3? Please note: If you do not respond, you will be presumed to have a personal interest, as defined in the enclosed Proxy Statement.
							☐	☐

4.

To authorize the Board of Directors of the Company (the “Board”) to, if the Board deems it necessary in order to comply with the continued listing requirements of the Nasdaq Stock Market, approve an amendment to the Articles of Association of the Company to effect a reverse share split (the “Reverse Share Split”) with respect to the ordinary shares of the Company, at any time prior to September 13, 2024, at a ratio within a range between five (5) pre-reverse-split shares for one (1) post-reverse-split share and eleven (11) pre-reverse-split shares for one (1) post-reverse-split share (the “Range”), with the ratio at which the Reverse Share Split would be effected to be a ratio within the Range to be determined at the discretion of the Board and included in a public announce- ment by the Company before the effectiveness of the Reverse Share Split.
							FOR ☐	AGAINST ☐	ABSTAIN ☐

5.

To ratify and approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023, and authorize Board, (or the Audit Committee, if authorized by the Board) to determine the compensation of the auditors in accordance with the volume and nature of their services.
							FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Name & Signature of shareholder	Date:	Name & Signature of shareholder (if joint)	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ENTERA BIO LTD.

Wednesday, September 13, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/22270

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS ON THE AGENDA OF THE MEETING
Please: (i) be certain to complete items 1-5 below; (ii) sign, date and return promptly in the enclosed envelope; and (iii) mark your vote in blue or black ink as shown here ☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1a.	To elect Mr. Gerald Lieberman as a Class III member of the Board of Directors until the 2026 Annual Meeting.	☐	☐	☐	2.	To ratify and approve the revised compensation terms, as described in the accompanying proxy statement, to Ms. Miranda Toledano, our Chief Executive Officer and a Director.	☐	☐	☐
							YES	NO
1b.	To elect Mr. Gerald Ostrov as a Class III member of the Board of Directors until the 2026 Annual Meeting.	☐	☐	☐
Are you a controlling shareholder or do you have a personal interest in the approval of this Proposal #2? Please note: If you do not respond, you will be presumed to have a personal interest, as defined in the enclosed Proxy Statement.
							☐	☐

1c.	To elect Mr. Sean Ellis as a Class III member of the Board of Directors until the 2026 Annual Meeting.	☐	☐	☐	3.	To ratify and approve a one-time grant of compensation to Ms. Haya Taitel, a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

							YES	NO

Are you a controlling shareholder or do you have a personal interest in the approval of this Proposal #3? Please note: If you do not respond, you will be presumed to have a personal interest, as defined in the enclosed Proxy Statement.
							☐	☐

4.

To authorize the Board of Directors of the Company (the “Board”) to, if the Board deems it necessary in order to comply with the continued listing requirements of the Nasdaq Stock Market, approve an amendment to the Articles of Association of the Company to effect a reverse share split (the “Reverse Share Split”) with respect to the ordinary shares of the Company, at any time prior to September 13, 2024, at a ratio within a range between five (5) pre-reverse-split shares for one (1) post-reverse-split share and eleven (11) pre-reverse-split shares for one (1) post-reverse-split share (the “Range”), with the ratio at which the Reverse Share Split would be effected to be a ratio within the Range to be determined at the discretion of the Board and included in a public announce- ment by the Company before the effectiveness of the Reverse Share Split.
							FOR ☐	AGAINST ☐	ABSTAIN ☐

5.

To ratify and approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023, and authorize Board, (or the Audit Committee, if authorized by the Board) to determine the compensation of the auditors in accordance with the volume and nature of their services.
							FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Name & Signature of shareholder	Date:	Name & Signature of shareholder (if joint)	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.